EXHIBIT 2.2


                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                               CAMELOT MUSIC, INC.

                                  as Purchaser

                                       and

                              THE WALL MUSIC, INC.

                                    as Seller

                                       and

                       WH SMITH GROUP HOLDINGS (USA), INC.

                                    as Parent

                          Dated as of December 10, 1997

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                            ASSET PURCHASE AGREEMENT
                            ------------------------

          ASSET PURCHASE AGREEMENT (this "Agreement") dated as of December 10, 1997 by and among CAMELOT MUSIC, INC., a corporation organized under the laws of the Commonwealth of Pennsylvania (the "Purchaser"), THE WALL MUSIC, INC., a corporation organized under the laws of the Commonwealth of Pennsylvania (the "Seller"), and WH SMITH GROUP HOLDINGS (USA), INC., a corporation organized under the laws of the State of Nevada (the "Parent").

                              W I T N E S S E T H :
                              ---------------------

          WHEREAS, the Purchaser is engaged in the business of owning and operating mall-based recorded music retail stores; and

          WHEREAS, on August 9, 1996 (the "Petition Date"), the Purchaser filed a voluntary petition for reorganization under Chapter 11, title 11 of the United States Code (as the same is in effect for cases filed on the Petition Date, the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), and since the Petition Date has been operating its business as a debtor and debtor in possession; and

                  WHEREAS, the Purchaser desires to purchase certain assets of the Seller from the Seller and to assume certain liabilities and contracts of the Seller, and the Seller desires to sell such assets to the Purchaser and to assign such liabilities and contracts to the Purchaser, in each case upon the terms and subject to the conditions set forth herein; and

          WHEREAS, the Parent owns one hundred percent (100%) of the issued and outstanding capital stock of the Seller, and the Parent expects to derive substantial benefits from the transactions contemplated by this Agreement; and

          WHEREAS, the Purchaser intends to assign its rights and obligations under this Agreement to the Acquiring Corporation.

          NOW,   THEREFORE,   in  consideration  of  the  mutual  covenants  and
agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          Section  1.1.   Definitions.   The  following  terms  shall  have  the
respective meanings specified therefor below (such meanings to be equally applicable to both the singular and the plural forms of the terms defined).

          "Accrued Gift Certificate Reserve" shall mean all liability for all gift certificates sold by the Seller during the twelve months prior to the Closing Date and not redeemed as of the Closing Date.

          "Accrued Store Credit Reserve" shall mean all liability for store credits issued to customers of the Seller for returned merchandise which are unused and unexpired as of the Closing Date.

          "Accrued Vacation Reserve" shall mean all liability in respect of any earned and unused vacation time of any Hired Employees as of the Closing Date.

          "Acquiring Corporation" shall mean Camelot Northeast Region, Inc., a Delaware corporation and a wholly owned subsidiary of the Purchaser.

          "Affiliate" shall mean, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through ownership of voting securities, by contract or otherwise.

          "Agreement" shall mean this Agreement, as amended, modified or supplemented from time to time.

          "Airport Stores" shall mean stores engaged in pre-recorded music retailing owned either now or in the future by the Seller or its Affiliates and located within airports or hotels.

          "Airport Stores Agreement" shall mean an agreement to be entered into between the Purchaser and the Seller and/or their relevant Affiliates on or prior to the Closing Date embodying the terms set forth in Exhibit 8.6 attached hereto.

          "Allocation" shall have the meaning specified in Section 11.1(a). "Apportioned Current Assets" shall mean any amounts in respect of Operating

          Expenses to be satisfied by the Seller pursuant to Section 2.4 and which, with respect to each Transferred Store, are attributable to the ownership and operation of such Transferred Store after the later to occur of the Closing Date and the Assignment Date with respect to the Transferred Lease relating to such Transferred Store.

          "Apportioned Current Liabilities" shall mean any amounts in respect of Operating Expenses to be satisfied by the Purchaser pursuant to Section 2.4 and which with respect to each Transferred Store are attributable to the ownership and operation of such Transferred Store on or before the later to occur of the Closing Date and the Assignment Date with respect to the Transferred Lease relating to such Transferred Store.

          "Apportionment   Schedule"   shall  mean  a  schedule,   delivered  in
accordance with Section 2.4(c), which sets forth each Apportioned Current Asset and each Apportioned Current Liability.

          "Approval Order" shall have the meaning specified in Section 4.1.

          "Assets Transferred" shall mean Store Cash, Purchased Inventory, Purchased Receivables, Vendor Credits Receivable, and Apportioned Current Assets.

          "Assigned  Contracts"  shall  have the  meaning  specified  in Section
2.1(d).

          "Assigned Leases" shall have the meaning specified in Section 2.1(b). "Assigned Non-Transferred Lease" shall mean a Non-Transferred Lease (i) for which the Assignment Date occurs during the Non-Transferred Lease Assignment Period and (ii) which has a remaining term of twelve (12) months or greater as of such Assignment Date, including for the purpose of calculating such remaining term any renewal term which is reasonably acceptable to the Purchaser.

          "Assigned Non-Transferred Lease Amount" shall be an amount calculated for each Assigned Non-Transferred Lease in accordance with Section 2.10(b).

          "Assigned Permits" shall have the meaning specified in Section 2.1(h).

          "Assignment Date" shall mean, with respect to each Assigned Lease, the date on which such Lease is validly assigned to the Purchaser.

          "Assignment Information Requirements" shall mean the information regarding the Purchaser which the Seller is required, under certain of the Assigned Leases, to present to the landlords in connection with the assignment of such Assigned Leases to the Purchaser.

          "Assumed Liabilities" shall have the meaning specified in Section 2.3.

          "Bankruptcy Case" shall mean the case under Chapter 11 of the Bankruptcy Code in respect of the Purchaser currently pending before the Bankruptcy Court, Case No. 96-1248 (PJW).

          "Bankruptcy Code" shall have the meaning specified in the recitals hereto.

          "Bankruptcy Court" shall have the meaning specified in the recitals hereto. "Books and Records" shall mean all books, records, files and data, including customer lists and telephone numbers, certificates, copies of material tax returns (other than income tax returns) which have been filed during the six
(6) year period ending on the Closing Date, and other documents related primarily to the conduct of the Business or the ownership of the Purchased Assets and all material sales and promotional literature of the Seller, including personnel records and files (to the extent legally transferable); provided that Books and Records shall not include books and records relating exclusively to the organizational proceedings of the Seller and shall not include the Seller's stock register.

          "Business" shall mean retail sales by the Seller and the Seller's Subsidiaries of pre-recorded music and related items (other than such sales at the Airport Stores), and all the business activities and operations relating to, connected with, or arising out of such sales, as conducted on the date hereof.

          "Business Day" shall mean any day excluding Saturday, Sunday and any day on which banks in New York, New York are authorized or required by law or other governmental action to close.

          "Business Employee" shall mean an employee of the Seller, or an independent contractor or officer or director of the Seller as of the Closing Date.

          "Capital Lease Payable" shall mean the remaining payments after the Closing Date under any capital lease which is an Assigned Contract.

          "Cash Equivalents" shall mean certificates of deposit, time deposits, bankers' acceptances, commercial paper and government securities with maturities of less than one year.

          "Claim" shall have the meaning specified in Section 13.4(a).

          "Closing" shall have the meaning specified in Section 3.1.

          "Closing Date" shall have the meaning specified in Section 3.1.

          "Closing Date Deficiency" shall have the meaning specified in Section 2.8(a).

          "COBRA" shall have the meaning specified in Section 5.16(b).

          "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor law, and the rules and regulations promulgated thereunder.

          "Competing Business" shall have the meaning specified in Section 15.1(a).

          "Condition" shall mean the business, operations, condition (financial or otherwise) or results of operations of the Business, the Seller, the Purchased Assets or the Assumed Liabilities.

          "Confidentiality Agreements" shall mean the Confidentiality Agreements among the Seller, the Parent and the Purchaser dated February 4, 1997 and March 10, 1997.

          "Damages"   shall  mean  all  damages,   losses,   costs  or  expenses
(including, without limitation, reasonable attorney's fees and expenses) whether or not resulting from third party claims.

          "Determination Date" shall mean the date which is sixty (60) calendar days after the Closing Date.

          "Employee Benefit Plans" shall have the meaning specified in Section 5.16(a).

          "Encumbrance" shall mean any encumbrance, lien, security interest, charge, option, right of first refusal, easement, mortgage, indenture, deed of trust, right of way or other restriction of any kind or nature.

          "Environmental Claims" shall mean administrative, regulatory or judicial actions, suits, demand letters, written claims, liens, written notices of noncompliance or violation or proceedings relating to any Environmental Law or any environmental permit (for purposes of this definition only, referred to as "Claims"), including (a) Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Laws" shall mean any applicable federal, state or local statute, law, rule, regulation, ordinance, code or rule of common law in effect and in each case as amended as of the Closing Date, relating to the environment or Hazardous Materials, including the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss. 9601 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss. 6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq.; the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 300f et seq.; the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq.; and their state and local counterparts and equivalents.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor law, and the rules and regulations thereunder.

          "Escrow Account" shall mean the escrow account to be established under the Escrow Agreement.

          "Escrow Agreement" shall mean an agreement to be entered into on or prior to the Closing Date among the Seller, the Purchaser and an escrow agent reasonably acceptable to the Seller and the Purchaser.

          "Escrow Amount" shall mean two million dollars ($2,000,000).

          "Excluded Assets" shall have the meaning specified in Section 2.2.

          "Excluded Liabilities" shall have the meaning specified in Section 2.3(b).

          "Final Order" shall mean an order of the Bankruptcy Court or any court exercising jurisdiction over the Bankruptcy Case, the operation or effect of which has not been reversed, stayed, modified or amended and as to which the time to appeal or to seek certiorari, review or rehearing has expired and as to which no appeal or petition for review or rehearing is pending or as to which any right to appeal or seek review or rehearing has been waived in writing in a manner reasonably satisfactory to the Purchaser and the Seller, or if an appeal, reargument, petition for certiorari or rehearing thereof has been sought, such order has not been stayed or has been affirmed by the highest court to which the order was appealed or from which the reargument or rehearing was sought, and the time to take any further appeal or to seek further reargument or rehearing has expired.

          "Final Post-Closing Adjustment Amount" shall mean the Post-Closing Adjustment Amount as determined after the final resolution of any disputes in accordance with Section 2.7(c).

          "Franchise  Agreement"  shall have the  meaning  specified  in Section
7.17.

          "Franchised  Store" shall have the meaning  specified in Section 7.17.

          "GAAP"  shall  mean  generally  accepted   accounting   principles  as
promulgated by the American Institute of Certified Public Accountants.

          "Hazardous Materials" shall mean (a) any petroleum or petroleum products, asbestos in any form that is or could be friable, and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls of 50 ppm or greater and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any applicable Environmental Law.

          "Hired Employee" shall mean an individual who is offered employment in accordance with the terms of Section 12.1(a) and who is actually employed by the Purchaser on or within sixty (60) calendar days of the Closing Date.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "Indemnifying Party" shall have the meaning specified in Section 13.4(a).

          "Indemnitee" shall have the meaning specified in Section 13.4(a).

          "Intellectual Property" shall mean copyrights, licenses, patents and patent applications, trade names, registered and unregistered trademarks and service marks, software programs and databases.

          "Interim Payment Amount" shall mean twenty-four million dollars ($24,000,000), or such other amount determined in accordance with Section 2.6, and paid to the Seller in accordance with Section 2.5.

          "Interim Payment Date" shall mean the date that is thirty (30) calendar days after the Closing Date, or if such day is not a Business Day, the first Business Day thereafter.

          "Inventory" shall mean all of the Seller's inventory located in the Seller's stores, returns warehouse, distribution center or in transit or otherwise.

          "Letter   of  Credit"   shall  mean  a  stand-by   letter  of  credit,
substantially in the form of Exhibit 10.4 attached hereto, issued by The Chase Manhattan Bank in the amount of twenty-four million dollars ($24,000,000).

          "Liabilities   Transferred"   shall  mean  the   Apportioned   Current
Liabilities, the Capital Lease Payable, the Accrued Gift Certificate Reserve, the Accrued Store Credit Reserve and the Accrued Vacation Reserve.

          "Liquidated Damages Amount" shall mean the amount set forth in Exhibit 2.10(b) attached hereto with respect to a Non-Transferred Lease.

          "Liquidated Damages Statement" shall mean the statement prepared by the Seller which sets forth (a) the Non-Transferred Lease Adjustment Amount for each Non-Transferred Lease as determined in accordance with Section 2.10 and
Exhibit 2.10(b) attached hereto, and (b) the Total Non-Transferred Lease Adjustment Amount.

          "Net Asset Transferred Amount" shall mean the amount determined in accordance with the formula set forth in Exhibit 2.7(a) attached hereto.

          "Non-Transferred Lease" shall mean an Assigned Lease which has not been validly assigned to the Purchaser during the period beginning on the Closing Date and ending on the Determination Date.

          "Non-Transferred   Lease  Adjustment  Amount"  shall  mean,  for  each
Non-Transferred Lease, the amount determined in accordance with Section 2.10.

          "Non-Transferred Lease Assignment Period" shall mean the period beginning on the day after the Determination Date and ending on the first anniversary of the Determination Date.

          "Operating Expenses" shall mean the following expenses relating to the operation of the Business: (i) all payments required to be made by the tenant under the Transferred Leases, including, without limitation, base rent, Percentage Rent Charges, additional rent, real estate Taxes, insurance charges, merchants' association dues and charges, mall marketing charges, mall marketing funds, mall security, licenses, HVAC charges, sprinkler expense, common area, community area and enclosed mall charges; and (ii) all other expenses specifically related to the operation of the Transferred Stores, including, without limitation, utility, maintenance, trash and telephone bills, prepaid Billboard and other subscriptions, prepaid Muse fees, and personal property Taxes, but not including payroll or related expenses.

          "Operating Expense Invoice" shall mean an invoice in respect of an Operating Expense.

          "Percentage Rent Charge" shall mean contingent rent which is based on sales of a particular store which are above a predetermined threshold as set forth in the lease applicable to such store.

          "Permitted Encumbrances" shall mean (a) Encumbrances consisting of easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract from the value of, or materially impair the use of, such property by the Seller in the operation of the Business, (b) Encumbrances for current taxes, assessments or governmental charges or levies on property not yet due and delinquent, (c) Encumbrances arising by operation of law, (d) Encumbrances disclosed in the Seller Balance Sheet, and (e) Encumbrances set forth in Schedule 5.8 attached hereto.

          "Person" shall mean any individual, partnership, joint venture, company, corporation, trust, unincorporated organization or other enterprise, or any government or political subdivision or any agency, department or instrumentality thereof.

          "Petition Date" shall have the meaning specified in the recitals hereto.

          "Post-Closing Adjustment Amount" shall mean the sum of (i) twenty-six million dollars ($26,000,000), plus (ii) the Net Asset Transferred Amount, minus
(iii) forty-five million dollars ($45,000,000), minus (iv) the Interim Payment Amount.

          "Post-Closing Periods" shall mean all taxable years or periods that begin after the Closing Date, and with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year or period beginning the first calendar day after the Closing Date.

          "Pre-Closing Periods" shall mean all taxable years or periods that end on or before the Closing Date, and with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year or period ending on and including the Closing Date.

          "Purchased Assets" shall have the meaning specified in Section 2.1.

          "Purchased Inventory" shall mean Inventory and Selling Supplies other than Inventory and Selling Supplies located in stores subject to Non-Transferred Leases.

          "Purchased Receivables" shall mean all notes issued by Hired Employees, all landlord receivables and all deposits, in both cases, in respect of Transferred Leases (including any utility deposits), and the Soundscan receivable, together with any guarantees and any other rights in respect thereof.

          "Purchaser" shall have the meaning specified in the preamble to this Agreement.

          "Purchaser Trade Vendors" shall mean trade vendors which are in business on the Closing Date and are not, on the Closing Date, the subject of bankruptcy proceedings and with which the Purchaser presently has, or within the six-month period immediately preceding the Closing Date had, an active account.

          "Relevant  Markets"  shall  have  the  meaning  specified  in  Section
15.1(a).

          "Returns" shall mean all returns and reports for Taxes for Pre-Closing Periods which are required to be filed by or with respect to the Purchased Assets or the Business.

          "Seller" shall have the meaning specified in the preamble to this Agreement.

          "Seller  Audited  Statements"  shall  have the  meaning  specified  in
Section 5.5(a).

          "Seller Balance Sheet" shall have the meaning specified in Section 5.5(a).

          "Seller  Balance  Sheet  Date"  shall have the  meaning  specified  in
Section 5.5(a).

          "Seller Executives" shall mean Vice Presidents, Directors and Senior Directors of the Seller.

          "Seller Property" shall have the meaning specified in Section 5.20(a).

          "Seller Transition Employee" shall mean those Business Employees whom the Seller desires to employ after the Closing.

          "Seller  Unaudited  Statements"  shall have the meaning  specified  in
Section 5.5(b).

          "Seller's Remaining Stores" shall mean the Seller's stores which are the subject of Assigned Leases which have not been validly assigned to the Purchaser as of the Closing Date.

          "Seller's Subsidiaries" shall mean Wee Three Record Shops of New Jersey, Inc., a New Jersey corporation, and The Wall Music Shops, Inc., a Delaware corporation.

          "Selling Supplies" shall mean supplies bought for use in the Seller's stores in connection with the operation of the Business in the ordinary course, including, but not limited to, printed material, security tags and shopping bags.

          "Statement of Assets and Liabilities Transferred" shall have the meaning specified in Section 2.7(a).

          "Store Cash" shall mean cash located in each of the Seller's stores as of the close of business on the Closing Date in the amounts set forth in Exhibit 2.1.

          "Supply Agreement" shall have the meaning specified in Section 7.16.

          "Tax" or "Taxes" shall mean all taxes, assessments, charges, duties, fees, levies or other governmental charges, including without limitation, all federal, state, local, foreign and other income, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, license, payroll, withholding and other taxes (whether payable directly or by withholding and whether or not requiring the filing of a Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any Person or other entity.

          "Third  Party  Claim"  shall  have the  meaning  specified  in Section
13.4(b).

          "Total Non-Transferred Lease Adjustment Amount" shall mean the lesser of (a) the aggregate of all Non-Transferred Lease Adjustment Amounts as determined pursuant to Section 2.10(b) and (b) two million five hundred thousand dollars ($2,500,000).

          "Transfer Taxes" shall have the meaning  specified in Section 11.1(c).

          "Transferred Lease" shall mean an Assigned Lease which is validly assigned to the Purchaser during the period beginning on the Closing Date and ending on the Determination Date.

          "Transferred Store" shall mean a store which is the subject of a Transferred Lease.

          "Vendor Credits Receivable" shall mean issued and unused credit memos issued by the Purchaser Trade Vendors and credit memos due from the Purchaser Trade Vendors for inventory returned by the Seller on or prior to the Closing Date.

          "Warehouse Lease" shall mean the lease, dated June 27, 1990, between Wee Three Records Shops, Inc., the predecessor by name change to the Seller, and Anvil Construction Company, Inc., as amended, covering the Seller's warehouse, headquarters and distribution center located in Philadelphia, Pennsylvania as in effect on the date hereof.

          "WARN  Act"  shall  mean  the   Worker   Adjustment   and   Retraining
Notification Act, as amended, 29 U.S.C. ss. 2901 et seq.

                                   ARTICLE II

                      PURCHASE AND SALE OF PURCHASED ASSETS

          Section 2.1. Transfer of Assets. Upon the terms and subject to the conditions of and exceptions contained in this Agreement, the Purchaser agrees to purchase from the Seller, and the Seller agrees to sell, convey, transfer, assign and deliver to the Purchaser on the Closing Date, against the receipt by the Seller of the consideration specified in Section 2.5, free and clear of any Encumbrances of any kind except for Permitted Encumbrances, all right, title and interest of the Seller in and to all of the assets, other than those assets described in Section 2.2 and those assets disposed of in accordance with the terms of this Agreement, including, without limitation, Section 7.1, used in or relating to the conduct of the Business, tangible and intangible, real, personal and mixed, wheresoever situated and whether or not specifically referred to herein or in any instrument of conveyance delivered pursuant hereto, and whether or not any such asset has any value for accounting purposes (collectively, the "Purchased Assets"), including, without limitation, the following:

          (a) Store Cash, Purchased Receivables, Vendor Credits Receivable, Apportioned Current Assets and deposits other than those included in
     Purchased   Receivables   or  relating  to  Excluded   Assets  or  Excluded
     Liabilities;

          (b) subject to Section 3.4, all right, title and interest of the Seller in and to all leases and subleases of real property set forth in
     Schedule 5.7 attached hereto, as such leases and subleases have been amended or modified prior to the Closing Date, together with all buildings, facilities, fixtures and other improvements thereon and all easements, rights-of-way, transferable licenses and permits and other appurtenances thereto, (the "Assigned Leases");

          (c) Purchased Inventory;

          (d) all of the fixed assets, including machinery and equipment, spare parts, supplies, computer hardware and related software, motor vehicles, furniture and fixtures and other personal property owned, leased or used by the Seller on the Closing Date other than any of the foregoing items located in stores subject to Non-Transferred Leases and, subject to Section 3.4, all rights of the Seller under all contracts, commitments, purchase orders, agreements, and leases (other than Assigned Leases) of the Seller (collectively, the "Assigned Contracts");

          (e) all of the Seller's right, title and interest in and to Intellectual Property owned, licensed or used by the Seller on the Closing Date (other than any interest that the Seller may have in the name "W.H. Smith," "Waterstone's" or any similar name, or any trademark or logo relating thereto), all documents embodying proprietary information and copyright protected material and all evidence of ownership of such Intellectual Property;

          (f) all Books and Records;

          (g) the Business as a going concern, including all of the Seller's goodwill associated with the Business, including, without limitation, the Seller's right, title and interest in, and right to use, the name "The Wall" and any and all variants and derivatives thereof;

          (h) subject to Section 3.4, all transferable federal, state or local or other governmental and other third party permits (including occupancy permits), certificates, licenses, consents and authorizations necessary or useful in the operation of the Business (the "Assigned Permits");

          (i) any rights of the Seller pertaining to any counterclaims, setoffs or defenses it may have with respect to any Assumed Liabilities; and

          (j) all insurance proceeds (or the right to receive such proceeds), net of any deductible or co-payment payable to the relevant insurance carrier for which the Seller or the Parent is liable, relating to claims in respect of any of the Purchased Assets other than tangible current assets of the types or categories of assets included in the calculation of the Post-Closing Adjustment Amount, to the extent that such proceeds relate to a loss resulting in a reduction in value of such Purchased Assets.

          Section  2.2.  Excluded  Assets.  Notwithstanding  the  provisions  of
Section 2.1, the Purchased Assets shall not include the following items (collectively, the "Excluded Assets"):

          (a) all cash on hand, in transit and in banks and Cash Equivalents, other than Store Cash;

          (b) all notes and accounts receivable other than the Purchased Receivables;

          (c) the Warehouse Lease;

          (d) the Seller's insurance policies listed on Schedule 5.14 attached hereto;

          (e) all  Employee  Benefit  Plans;

          (f) the Parent's and the Seller's rights under this Agreement;

          (g) any  shares of capital  stock of the  Seller's  Subsidiaries;

          (h)  subject  to  Section  2.1(i),  rights,   claims,   counterclaims,
     privileges, causes of action and demands relating to any pending or potential litigation;

          (i) any refund, rebate, credit or similar claim for Taxes paid by the Seller, the Seller's Subsidiaries, or any of their Affiliates, whether known or unknown on the Closing Date, relating to the Business or the Purchased Assets;

          (j) any contracts and other assets described on Exhibit 2.2(j) attached hereto; and

          (k) all fixed assets, including machinery and equipment, spare parts, supplies, computer hardware and related software, motor vehicles, furniture, fixtures and personal property owned, leased or used by the Seller and located in and used solely in stores subject to Non-Transferred Leases.

          Section 2.3. Assumption and Exclusion of Liabilities. (a) On the terms and subject to the conditions of this Agreement, the Purchaser shall, on the Closing Date, assume and shall agree to pay, perform and discharge when due the following categories and types of liabilities and obligations (such liabilities and obligations being the "Assumed Liabilities"):

          (i) the Liabilities Transferred; and

          (ii) liabilities and obligations under the Assigned Leases, the Assigned Contracts and the Assigned Permits (other than liabilities and obligations under an Assigned Contract or Assigned Permit relating solely to a store subject to a Non-Transferred Lease), to the extent such Assigned Leases, Assigned Contracts and Assigned Permits are validly assigned to the Purchaser, and in each case to the extent such liabilities and obligations arise or accrue subsequent to the Closing Date.

          (b) Except for the Assumed Liabilities, the Seller shall retain, and shall be responsible for paying, performing and discharging when due, and the Purchaser shall not assume or have any responsibility for or in any way become liable with respect to, any debts, liabilities and obligations of the Business arising on or before the Closing Date, or of the Seller, the Seller's Subsidiaries, the Parent or any of their respective Affiliates arising at any time, whether known, unknown, contingent or otherwise (collectively, the "Excluded Liabilities"). The Purchaser shall not be deemed to be a successor-in-interest to the Parent, the Seller, any of the Seller's Subsidiaries or of their respective Affiliates for any purposes whatsoever.

          Section 2.4. Satisfaction and Apportionment of Operating Expenses. (a) Except as set forth in this Section 2.4, the Seller shall timely satisfy all Operating Expenses due on or prior to the Closing Date, and all Operating Expenses set forth in all Operating Expense Invoices received by the Seller prior to or on the Closing Date. Except as set forth in this Section 2.4, the Purchaser shall timely satisfy all Operating Expenses due after the Closing Date, and all Operating Expenses set forth in all Operating Expense Invoices received by the Purchaser after the Closing Date. The Seller shall promptly forward to the Purchaser any Operating Expense Invoices received by the Seller after the Closing Date. With respect to Transferred Leases not validly assigned to the Purchaser as of the Closing Date, the term "Closing Date" as used in this
Section 2.4(a) and Section 2.4(b) shall mean the applicable Assignment Date.

          (b) Exhibit 2.4(b)(1) attached hereto sets forth the parties' agreement and understanding with respect to the methodology for the apportionment of Operating Expenses. In the event a particular type of Operating Expense is not listed on Exhibit 2.4(b)(1) attached hereto, such Operating Expense shall be prorated based on the number of days in the billing cycle for such Operating Expense before and including, and after, the Closing Date, respectively. The apportionment of the Percentage Rent Charge payable pursuant to each Transferred Lease shall be determined in accordance with the information which shall be set forth by the Seller on a schedule, substantially in the form of Exhibit 2.4(b)(2) attached hereto, after the Closing Date and delivered to the Purchaser as part of the Apportionment Schedule.

          (c) The Seller shall deliver the Apportionment Schedule to the Purchaser simultaneously with the Statement of Assets and Liabilities Transferred. Any dispute with respect to the Apportionment Schedule shall be resolved pursuant to Section 2.7(c) as if the Apportionment Schedule were part of the Statement of Assets and Liabilities Transferred. Without limiting the Seller's obligations under the penultimate sentence of Section 2.4(a), after the Closing Date, each party shall, on a weekly basis, provide, or make available, to the other party copies of the Operating Expense Invoices which it has received and any evidence of the satisfaction of the Operating Expenses set forth therein by such party.

          Section 2.5. Purchase Price. In consideration for the sale, conveyance, transfer, assignment and delivery by the Seller of the Purchased Assets to the Purchaser, the Purchaser shall (a) assume the Assumed Liabilities on the Closing Date, (b) pay to the Seller on the Closing Date forty-five million dollars ($45,000,000) by wire transfer of immediately available funds to the account specified by the Seller at least two Business Days prior to the Closing, (c) deposit into the Escrow Account on the Closing Date the Escrow Amount in immediately available funds, (d) pay to the Seller on the Interim Payment Date the Interim Payment Amount and (e) pay to the Seller after the Closing the amounts, if any, determined pursuant to Sections 2.8 and 2.10.


          Section 2.6. Adjustment of Interim Payment Amount. The Interim Payment Amount shall equal twenty-four million dollars ($24,000,000) unless such amount is adjusted in accordance with this Section 2.6. During the period ending twenty
(20) calendar days after the Closing, the Seller shall make a good-faith estimate of the Interim Payment Amount which shall be made in accordance with the methodology set forth in Exhibit 2.6 attached hereto. In the event that such estimate is more than one million dollars ($1,000,000) greater or less than twenty-four million dollars ($24,000,000), then (i) the Seller, not later than five (5) calendar days prior to the Interim Payment Date, shall furnish to the Purchaser a certificate signed by its Chief Financial Officer, in substantially the form attached hereto as Exhibit 2.6, setting forth such estimate, and (ii) such estimate shall replace twenty-four million dollars ($24,000,000) as the amount of the Interim Payment Amount.

          Section 2.7. Statement of Transferred Assets and Liabilities. (a) Not more than seventy (70) calendar days following the Closing Date, the Seller shall prepare and deliver to the Purchaser a statement, substantially in the form of Exhibit 2.7(a) attached hereto, which shall set forth the Net Asset Transferred Amount (the "Statement of Assets and Liabilities Transferred").

          (b) After the Closing Date, the Purchaser shall permit the Seller and its representatives to have reasonable access to any Books and Records under the Purchaser's control so that the Seller can timely prepare the Statement of Assets and Liabilities Transferred. The Statement of Assets and Liabilities Transferred shall be prepared in accordance with GAAP, and such principles shall be applied in a manner consistent with the application of such principles in connection with the preparation of the Seller Audited Statements, provided that with respect to the Accrued Gift Certificate Reserve and the Accrued Store Credit Reserve, the accounting methodology to be applied shall be, and shall be applied in a manner consistent with the application of, the Seller's accounting methodology consistently applied in the preparation of the Seller Audited
Statements, and provided further that the Accrued Vacation Reserve shall be determined in accordance with the Books and Records and the Seller's existing vacation policy.

          (c) After preparation of the Statement of Assets and Liabilities Transferred, the Seller shall promptly deliver the Statement of Assets and Liabilities Transferred to the Purchaser and the Purchaser's accountants (which shall be designated in writing to the Seller prior to the Closing Date), together with a report, substantially in the form of Exhibit 2.7(c) attached hereto, by the Seller's accountants attesting to the accuracy thereof, for their review, and the Purchaser and the Purchaser's accountants may make inquiries of the Parent, the Seller and the Seller's accountants regarding questions concerning, or disagreements with, the Statement of Assets and Liabilities
Transferred arising in the course of such review and shall have access to such working papers and related documentation as they may request. The Purchaser and the Purchaser's accountants shall complete their review of the Statement of Assets and Liabilities Transferred within thirty (30) calendar days of the delivery of the Statement of Assets and Liabilities Transferred to the Purchaser. Promptly following completion of their review, the Purchaser shall submit to the Seller a letter regarding its agreement or disagreement with the accuracy of the Statement of Assets and Liabilities Transferred, provided that the Purchaser shall be deemed to agree with the principles applied in the preparation of the Statement of Assets and Liabilities Transferred to the extent that the Statement of Assets and Liabilities Transferred is prepared in accordance with GAAP applied on a basis consistent with the preparation of the Seller Audited Statements (or, with respect to the Accrued Gift Certificate Reserve and the Accrued Store Credit Reserve, to the extent that the accounting methodology so applied is, and is applied in a manner consistent with the application of, the Seller's accounting methodology that was consistently applied in the preparation of the Seller Audited Statements, or, with respect to the Accrued Vacation Reserve, to the extent that it is determined in accordance with the Books and Records and the Seller's existing vacation policy). Such letter must state each item disagreed with, the basis or bases for such disagreement, and the amount and extent thereof. Unless the Purchaser delivers a letter disagreeing with the accuracy of the Statement of Assets and Liabilities Transferred within such 30-day period, the Statement of Assets and Liabilities Transferred shall be binding upon the parties. Following delivery of any such letter indicating a disagreement, the Seller and the Purchaser shall use their respective reasonable best efforts to resolve promptly such disagreement in good faith. If a resolution of such disagreement has not been effected within fifteen
(15) calendar days (or longer, as mutually agreed by the parties) after delivery of such letter, the Seller and the Purchaser shall submit such disagreement to a nationally recognized independent accounting firm (other than an accounting firm already retained by the Purchaser, the Seller or the Parent) jointly selected by the Seller and the Purchaser. The determination of such firm with respect to such disagreement and the accuracy of the Statement of Assets and Liabilities Transferred as a result shall be completed within forty-five (45) calendar days of the date of the submission of the disagreement to such firm and shall be final and binding upon the parties hereto.

          (d) The Seller shall pay the fees, costs and expenses of its accountants and the Purchaser shall pay the fees, costs and expenses of its accountants. The fees, costs and expenses of the independent accounting firm selected in the event of a dispute shall be allocated between the Seller and the Purchaser in the same proportion that the aggregate dollar amount of disputed items which are so submitted that is unsuccessfully disputed by each such party (as finally determined by such firm) bears to the total amount of such disputed items so submitted.

          (e) The Seller shall cause a nationally recognized inventory service to perform a physical count of the Purchased Inventory (which, for purposes of this Section 2.7(e) only, shall include Inventory located in all stores subject to Assigned Leases) not more than five (5) calendar days prior to the Closing Date. Such inventory count shall be adjusted by the Seller pursuant to standard cutoff procedures to be as of the Closing Date. With respect to Purchased Inventory located in any store which is covered by a Transferred Lease that is not validly assigned to the Purchaser within seven (7) calendar days after the Closing Date, the Seller shall cause a nationally recognized inventory service to perform a physical count of the Purchased Inventory located in such store within five (5) calendar days after the Assignment Date for such store. The result of such inventory count shall be adjusted to reflect the Inventory in such store as of the Assignment Date pursuant to standard accounting roll-back procedures and shall replace the inventory count performed at such store pursuant to the first sentence of this Section 2.7(e). The inventory count with respect to all of the stores subject to Transferred Leases, as adjusted in accordance with this Section 2.7(e), shall be used in connection with the estimation of the Interim Payment Amount and in the preparation of the Statement of Assets and Liabilities Transferred. The fees, costs and expenses of the inventory service incurred in connection with the inventory count performed prior to the Closing Date shall be shared equally by the Purchaser and the Seller. The fees, costs and expenses of the inventory service incurred in connection with any inventory count performed after the Closing Date in respect of any Transferred Lease shall be satisfied by the Purchaser.

          Section 2.8. Post-Closing Settlement. (a) If the Final Post-Closing Adjustment Amount equals or exceeds the Escrow Amount, then the Seller shall be entitled to the Escrow Amount, and the Purchaser shall pay to the Seller the additional amount, if any, by which the Final Post-Closing Adjustment Amount exceeds the Escrow Amount. If the Final Post-Closing Adjustment Amount is less than the Escrow Amount (such deficiency being the "Closing Date Deficiency"), then the Seller shall be entitled to the amount, if any, by which the Escrow Amount exceeds the Closing Date Deficiency, and the Purchaser shall be entitled to the balance. If the Closing Date Deficiency equals or exceeds the Escrow Amount, then the Purchaser shall be entitled to the Escrow Amount and the Seller shall pay to the Purchaser the amount, if any, by which the Closing Date Deficiency exceeds the Escrow Amount.

          (b) Any amount to which the Purchaser or the Seller is entitled pursuant to Section 2.8(a) shall be paid no later than five (5) Business Days after the determination of the Final Post-Closing Adjustment Amount by wire transfer of immediately available funds to an account or accounts designated in writing by the party entitled to such payment. Any interest earned on the Escrow Amount pursuant to the Escrow Agreement shall be distributed to the Seller and the Purchaser pro rata based on the proportion of the Escrow Amount to which the Seller and the Purchaser, respectively, are entitled pursuant to Section 2.8(a). Any additional amounts payable by either the Seller or the Purchaser pursuant to
Section 2.8(a) shall bear interest at nine percent (9%) per annum from and including the thirty-first (31st) calendar day following the Closing Date until the date of payment.

          Section 2.9. Acquiring Corporation. Prior to the Closing Date, the Purchaser may, in accordance with Section 16.6(b), assign all of its rights and obligations hereunder to the Acquiring Corporation, which shall have a net worth of not less than sixty-five million dollars ($65,000,000) immediately before the Closing, and which shall acquire the Purchased Assets and assume the Assumed Liabilities pursuant to the terms and subject to the conditions set forth herein; provided that the Purchaser shall remain bound by all obligations of the Purchaser under Sections 2.4, 2.5, 2.8, 7.4, 7.14, 13.3 and 15.2. After such assignment, all references herein to the Purchaser (other than the references in this Section 2.9 and Sections 3.1, 6.1, 7.7, 13.3 and 16.6(b) and in Article XV) shall be deemed to be references to the Acquiring Corporation. It is the Purchaser's intent to assign its rights and obligations hereunder to the Acquiring Corporation.

          Section 2.10.  Purchase Price Adjustment for  Non-Transferred  Leases.
(a) In the event that the Assignment Date for any Assigned Lease is a date after the Closing Date and prior to the Determination Date, there shall be no adjustment to the Final Post-Closing Adjustment Amount related thereto, except as otherwise expressly provided by Section 2.7(e), and no deduction from any amounts to be paid to the Seller pursuant to Section 2.8 related thereto.

          (b) The Seller shall deliver the Liquidated Damages Statement to the Purchaser simultaneously with the Statement of Assets and Liabilities Transferred. In the event that the remaining term of a Non-Transferred Lease as of the Determination Date is twenty-four (24) months or greater, the Non-Transferred Lease Adjustment Amount for such Non-Transferred Lease shall equal the Liquidated Damages Amount set forth in Exhibit 2.10(b) attached hereto with respect to such Non-Transferred Lease. In the event that the remaining term of a Non-Transferred Lease as of the Determination Date is less than twenty-four months, the Non-Transferred Lease Adjustment Amount for a Non-Transferred Lease shall equal the Liquidated Damages Amount set forth in Exhibit 2.10(b) attached hereto with respect to such Non-Transferred Lease multiplied by a fraction, the numerator being the number of months remaining in the lease term as of the Determination Date and the denominator being twenty-four (24). Any dispute with respect to the Liquidated Damages Statement shall be resolved pursuant to
Section 2.7(c) as if the Liquidated Damages Statement were part of the Statement of Assets and Liabilities Transferred.

          (c) The Seller shall pay the Total Non-Transferred Lease Adjustment Amount, if such Amount is a positive number, to the Purchaser on the date on which the payment, if any, pursuant to Section 2.8 is scheduled to be made.

                                   ARTICLE III

                                     CLOSING

          Section 3.1. Closing. The closing of the sale and purchase referred to in Section 2.1 (the "Closing") shall take place at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022 on the third (3rd) Business Day following the satisfaction or waiver by the appropriate party or parties of all the conditions contained in Articles VIII, IX and X, or at such other place as the parties hereto shall designate in writing or on such other date (which the parties to this Agreement anticipate will be on or prior to January 30, 1998 but in no event shall be later than the earlier of (x) sixty
(60) calendar days after the delivery by the Purchaser to the Seller of financial statements certified by an independent auditor evidencing that the Acquiring Corporation has a net worth of at least sixty-five million dollars ($65,000,000) and (y) April 30, 1998). Such time and date are herein referred to as the "Closing Date." The Purchaser agrees to use its best efforts to deliver such financial statements as promptly as practicable after the date of this Agreement, but in no event later than February 28, 1998.

          Section 3.2. Deliveries by the Seller at the Closing. At the Closing, the Seller shall deliver to the Purchaser each of the documents, instruments and evidences of satisfaction of conditions required to be delivered by the Seller as a condition to the Closing pursuant to Article IX, in form and substance satisfactory to the Purchaser and its counsel.

          Section 3.3. Deliveries by the Purchaser at Closing. At the Closing, the Purchaser shall deliver to the Seller (a) the portion of the consideration referred to in Section 2.5(b) to be delivered on the Closing Date and (b) each of the documents, instruments and evidences of satisfaction of conditions required to be delivered by the Purchaser as a condition to Closing pursuant to
Article X, in form and substance satisfactory to the Seller and its counsel.

          Section 3.4. Consents. (a) The Seller and the Purchaser shall each use their best efforts to obtain, on or prior to the Closing Date, the valid assignment to the Purchaser of each of the Assigned Leases and with respect to any Assigned Lease not assigned as of the Closing Date, within sixty (60) calendar days after the Closing Date; provided that neither party, in using its best efforts, shall be required to pay any amounts, other than de minimis amounts or amounts expressly required to be paid under the applicable Assigned Lease to obtain the assignment.

          (b) To the extent that a claim can be made successfully that the transactions contemplated by this Agreement will constitute the assignment of any contract, lease, commitment, sales order, purchase order, account, license, permit or undertaking requiring the consent of another party thereto, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof. Except as otherwise required pursuant to Section 3.4(a), the Seller agrees that it will use its reasonable best efforts to obtain the written consent of the other necessary parties to the assignment of all such contracts, leases, commitments, sales orders, purchase orders, accounts, licenses, permits and undertakings and if such consent is not obtained, the Seller will cooperate with the Purchaser, as requested by the Purchaser, in any lawful and contractually permitted arrangement designed to provide the Purchaser the benefits under any such agreement, arrangement or undertaking.

          Section 3.5. Further Assurances. On or after the Closing Date and without further consideration, the Seller shall, at the request of the Purchaser, from time to time execute and deliver such further instruments of conveyance, assignment and transfer, and shall take, or cause to be taken, such other actions as the Purchaser may reasonably request for the more effective conveyance, assignment and transfer of the Purchased Assets to the Purchaser, and the Seller shall use its reasonable best efforts to assist the Purchaser in the collection and reduction to possession of the Purchased Assets and the exercise of rights with respect thereto and otherwise in the effectuation of the intentions and purposes of this Agreement.

                                   ARTICLE IV

                            BANKRUPTCY COURT APPROVAL

          Section 4.1. Bankruptcy Court Order. In connection with the transactions contemplated by this Agreement, the Purchaser has filed or shall file as promptly as possible after the date hereof with the Bankruptcy Court a motion for an order approving this Agreement (the "Approval Order"), in form and substance reasonably satisfactory to the Seller. The Purchaser shall use its reasonable best efforts with respect to seeking the entry of the Approval Order by the Bankruptcy Court as promptly as practicable. The Purchaser shall instruct its counsel to furnish the Seller and its counsel with copies of all notices, filings and orders of and with the Bankruptcy Court and other courts pertaining to the transactions contemplated by this Agreement.

                                    ARTICLE V

                  REPRESENTATIONS OF THE SELLER AND THE PARENT

          The representations and warranties contained in this Article V with respect to any Purchased Assets and the elements thereof related to a Transferred Lease which is validly assigned after the Closing Date shall be deemed to be repeated as of the Assignment Date with respect to such Transferred Lease. Each of the Seller and the Parent, jointly and severally, represents and warrants to the Purchaser as follows:

          Section 5.1. Existence and Good Standing. Each of the Seller and the Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and the State of Nevada, respectively. The Seller has the requisite corporate power and authority to own, lease and operate its properties and to conduct the Business as now being conducted. The Seller is duly qualified to do business as a foreign corporation in each jurisdiction in which the nature of the Business makes such qualification necessary, except where the failure to be so duly qualified would not have a material adverse effect on the Condition.

          Section 5.2. Authorization and Validity. Subject to the receipt of the consents, waivers and approvals set forth in Schedule 5.2 attached hereto, each of the Seller and the Parent has all requisite corporate power and authority to execute and deliver this Agreement and all other documents and agreements to be executed in connection herewith to which either or both of them is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and, to the extent applicable, all other documents and agreements to be executed in connection herewith by the Seller and the Parent and the consummation by each of them of the transactions contemplated hereby or thereby have been duly authorized and approved by the Board of Directors and stockholders of each of the Seller and the Parent, and no other corporate action on the part of the Seller or the Parent or any of their respective Affiliates is necessary to authorize the execution, delivery and performance of this Agreement and all other documents and agreements to be executed in connection herewith by the Seller or the Parent and the consummation of the transactions contemplated hereby and thereby. This Agreement and all other documents and agreements to be executed in connection herewith by the Seller or the Parent have been duly executed and delivered by the Seller and/or the Parent, as the case may be, and, assuming due execution of this Agreement by the Purchaser, each constitutes a valid and binding obligation of the Seller and/or the Parent, as the case may be, enforceable against the Seller and/or the Parent, as the case may be, in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

          Section 5.3. Consents and Approvals; No Violations. Except as set forth in Schedule 5.3 attached hereto, the execution and delivery of this Agreement and all other documents and agreements to be executed in connection herewith by the Seller and/or the Parent, as the case may be, and the consummation of the transactions contemplated hereby and thereby (a) will not violate or contravene any provision of the Certificate of Incorporation or By-laws of the Seller or the Parent, (b) will not violate or contravene any statute, rule, regulation, order or decree of any public body or authority by which the Seller or the Parent is bound or by which either of them or any of their properties or assets are bound, (c) will not require any filing with, or permit, consent or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority, or any other Person and (d) will not result in a violation or breach of, conflict with, or constitute (with due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Encumbrance, other than Permitted Encumbrances (excluding from the definition of Permitted Encumbrances any Encumbrances arising by operation of law), upon any of the assets of the Seller or the Parent under, any note, bond, mortgage, indenture, license, permit, agreement, lease, franchise agreement or any other instrument or obligation to which the Seller or the Parent is a party or by which either of them or any of their properties or assets is or will be bound, excluding from the foregoing clauses (b), (c) and
(d) filings, notices, permits, consents and approvals, the absence of which, and violations, breaches, defaults, conflicts and Encumbrances the consequences of which, in the aggregate, would not have a material adverse effect on the Condition or the Purchaser.

          Section 5.4. Subsidiaries and Investments. The Seller's Subsidiaries are the only Persons in which the Seller owns, directly or indirectly, any equity interest. No Seller's Subsidiary has any assets or employees, nor does any Seller's Subsidiary have any operations or liabilities.

          Section 5.5. Seller Financial Statements; No Material Changes. (a) The Seller has furnished the Purchaser with the audited consolidated balance sheet (the "Seller Balance Sheet") of the Seller and the Seller's Subsidiaries as of June 1, 1997 (the "Seller Balance Sheet Date") together with the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal year then ended, together with the report of Deloitte & Touche with respect to the fiscal year ending June 1, 1997 (collectively, the "Seller
Audited Statements"). The Seller Audited Statements, including the footnotes thereto, have been prepared in accordance with GAAP and present fairly in all material respects the financial position of the Seller and the Seller's Subsidiaries at June 1, 1997, and the consolidated results of the operations and cash flows of the Seller and the Seller's Subsidiaries for the period described therein.

          (b) The Seller has heretofore furnished the Purchaser with all balance sheets and statements of operations, stockholders' equity and cash flows or other financial statements or reports provided by the Seller to the Parent in the ordinary course of business since the Seller Balance Sheet Date (collectively with any such information provided pursuant to Section 9.7, the "Seller Unaudited Statements"). The Seller Unaudited Statements have been or will be prepared in accordance with accounting principles used by the Seller in the ordinary course of preparing such financial information and reflect, or when prepared will reflect, the application of those principles on a basis consistent with those used by the Seller in the ordinary course of preparing such information.

          (c) Except as set forth in Schedule 5.5(c) attached hereto, since the Seller Balance Sheet Date, (i) there has been no material adverse change in the Condition; (ii) there has been no damage, destruction or loss to any material asset or property, tangible or intangible, of the Seller and the Seller's Subsidiaries, taken as a whole, ordinary wear and tear excepted; (iii) other than in connection with the proposed sale of the Seller or the Business, the Business has been conducted only in the ordinary course; (iv) neither the Seller nor any of the Seller's Subsidiaries has incurred any material liabilities (direct, contingent or otherwise) or engaged in any material transactions or entered into any material agreements; (v) the Seller and the Seller's Subsidiaries have not increased the compensation of any officer or granted any general salary or benefits increase to their employees other than in the ordinary course of business; and (vi) there has been no change by the Seller or the Parent, in relation to the Business, in accounting principles, practices or methods.

          (d) Other than the Seller Audited Statements and the Seller Unaudited Statements, no financial statements relating solely to the Seller or the Business have been prepared, other than such statements relating to periods prior to the periods covered by the Seller Audited Statements or the Seller Unaudited Statements, as the case may be.

          Section 5.6. Compliance with Laws. The Seller, the Seller's Subsidiaries and the Parent, in connection with the Business, are each in compliance in all material respects with all applicable laws, regulations, orders, judgments and decrees. Without in any way limiting the foregoing, the Seller and the Parent have complied with all of their respective material obligations under the WARN Act.

          Section 5.7. Real Property; Leases. Neither the Seller nor any Seller Subsidiary owns any real property. Schedule 5.7 attached hereto lists each of the Assigned Leases, and with respect to each Assigned Lease sets forth a description of the term thereof, the base rent payable with respect thereto and any security deposit relating thereto. The Seller is a party to no leases or subleases of real property other than the Assigned Leases and the Warehouse Lease. The Seller has heretofore delivered or made available to the Purchaser true and complete copies of all such Assigned Leases and the Warehouse Lease including all amendments, modifications and waivers with respect thereto. Except as otherwise set forth in Schedule 5.7(b) attached hereto, each Assigned Lease and the Warehouse Lease is in full force and effect; all rents and additional rents due to date on each Assigned Lease and the Warehouse Lease have been paid; the Seller has received no notice that it is or will be in default under any Assigned Lease or the Warehouse Lease as of the Closing Date; no landlord is in default of any of its obligations under any Assigned Lease or the Warehouse Lease; and, to the knowledge of the Parent and the Seller after due inquiry, there exists no event, occurrence, condition or act (including the consummation of the transactions contemplated by this Agreement) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default by the Seller under any Assigned Lease or the Warehouse Lease. The Seller is currently the lessee under each of the Assigned Leases and may exercise all rights of a lessee under each of the Assigned Leases. Each Assigned Lease under which the Seller was not the original lessee was validly assigned to the Seller, and any party which has a right of consent to such assignment and of which the Seller has knowledge after due review of the applicable Assigned Lease has consented to such assignment and any other party having a right of consent to such assignment has either consented to such assignment or has taken no action inconsistent with the granting of such consent. Other than the real property covered by the Assigned Leases and the Warehouse Lease, no owned or leased real property is used in connection with the Business.

          Section 5.8. Title to Properties; Encumbrances. (a) Except as set forth in Schedule 5.8 attached hereto, the Seller has good, valid and marketable title to the Purchased Assets, subject to no Encumbrances, except for Permitted Encumbrances.

          (b) All of the Purchased Assets are in good operating condition and repair, ordinary wear and tear excepted and are fit for the purpose for which they are being utilized. The sale to the Purchaser of the Purchased Assets pursuant to this Agreement will pass to the Purchaser good and valid title to the Purchased Assets free and clear of any Encumbrances (other than Permitted Encumbrances).

          Section 5.9. Intellectual Property. The Seller either (a) owns all right, title and interest in and to the Intellectual Property used in the Business free and clear of Encumbrances other than Permitted Encumbrances or (b) has valid and transferable licenses to use all such Intellectual Property, except where the lack of such right, title and interest or licenses would not have a material adverse effect, in the aggregate, on the Condition. All registered patents, registered trademarks and registered copyrights and all other material Intellectual Property owned or licensed by the Seller is set forth in Schedule 5.9 attached hereto, and Schedule 5.9 sets forth all registered patents, registered trademarks and registered copyrights and all other material Intellectual Property used in connection with or required by the Business. Except as set forth in Schedule 5.9, neither the Seller nor any of the Seller's Subsidiaries has granted to any other Person a license to use any Intellectual Property listed in Schedule 5.9. Except as set forth in Schedule 5.9, no third-party consent will be required for the use of any Intellectual Property as a consequence of the transactions contemplated by this Agreement. Except as set forth in Schedule 5.9, each item of Intellectual Property listed in Schedule 5.9 (other than software programs and databases) has been duly registered with, filed in, or issued by the appropriate domestic or foreign governmental agency, and each such registration, filing and issuance remains in full force and effect, and the Seller has received no written notice of any event, inquiry, investigation or proceeding threatening the validity or enforceability of any such Intellectual Property. No such Intellectual Property is the subject of any action, suit or proceeding, or written claim that is pending or, to the knowledge of the Seller and the Parent after due inquiry, threatened which: (i) accuses the Seller, any of the Seller's Subsidiaries or, with respect to the Business, the Parent of infringing or otherwise violating any Intellectual Property rights of any third party; (ii) accuses the Seller, any of the Seller's Subsidiaries or, with respect to the Business, the Parent of breaching any contract with respect to any Intellectual Property; or (iii) raises any claim that is materially adverse to the interest of the Seller in such Intellectual Property, except for such actions, suits, proceedings or claims that, if adversely determined, could not, in the aggregate, reasonably be expected to have a material adverse effect on the Condition.

          Section 5.10. Litigation. Except as set forth in Schedule 5.10 attached hereto, there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or, to the knowledge of the Seller or the Parent after due inquiry by the relevant home office employees of the Seller and the Parent, any investigation by) any Person, including, without limitation, any governmental or other instrumentality or agency, pending, or, to the knowledge of the Seller or the Parent, threatened against or affecting the Seller, the Seller's Subsidiaries, the Parent, the Business or the Purchased Assets which, if adversely determined, could reasonably be expected to materially and adversely affect the Purchaser's right or ability to carry on the Business or could reasonably be expected to adversely affect or materially delay the Seller's or the Parent's ability to consummate the transactions contemplated hereby, or which, in the aggregate, could reasonably be expected to have a material adverse effect on the Condition; and neither the Seller nor the Parent has any actual knowledge of any valid basis for any such action, proceeding or investigation. Neither the Seller, the Seller's Subsidiaries, the Parent, the Business nor the Purchased Assets is subject to any judgment, order or decree entered in any lawsuit or proceeding which, in the aggregate, could reasonably be expected to materially and adversely affect the Purchaser's right or ability to carry on the Business, could reasonably be expected to adversely affect or materially delay the Seller's or the Parent's ability to consummate the transactions contemplated hereby, or which, in the aggregate, could reasonably be expected to have a material adverse effect on the Condition.

          Section 5.11. Compensation of Employees. Set forth in Schedule 5.11 attached hereto is an accurate and complete list showing the names of all persons employed by the Seller who are expected to receive more than $50,000 in cash compensation in 1997 (including, without limitation, salary, commission and bonus). Such list sets forth the present salary or hourly wage, expected 1997 cash compensation (including, without limitation, salary, commission and bonus) and fringe benefits, of each such person, as well as of Richard Anderson and Stephen Newton.

          Section 5.12. Material Contracts. Except as set forth in Schedule 5.12 attached hereto, neither the Seller nor, with regard to the Business, the Parent is a party to nor is bound by (a) any agreement, contract or commitment that involves the performance of services or the delivery of goods and/or materials by or to it of an amount or value in excess of $100,000, (b) any agreement, contract or commitment not in the ordinary course of business relating to expenditures or liabilities in excess of $50,000, (c) any agreement, contract or commitment relating to capital expenditures in excess of $50,000 in the aggregate, (d) any agreement, indenture or instrument relating to indebtedness, liability for borrowed money or the deferred purchase price of property (excluding trade payables in the ordinary course of business), (e) any loan or advance to (other than advances to employees in the ordinary course of business in amounts of $1,000 or less to any individual and $10,000 in the aggregate), or investment in, any Person, any agreement, contract or commitment relating to the making of any such loan, advance or investment or any agreement, contract or commitment involving a sharing of profits, (f) any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person, (g) any management service, consulting or any other similar type of contract, (h) any agreement, contract or commitment limiting the ability of the Seller to engage in any line of business or to compete with any Person, (i) any warranty, guaranty or other similar undertaking with respect to a contractual performance extended by the Seller, (j) any contract, agreement or arrangement whereby the Seller shares services with any third party, (k) any capital lease or lease of personal property, or (l) any amendment, modification or supplement in respect of any of the foregoing. Except as otherwise set forth in Schedule 5.12, each contract or agreement set forth in Schedule 5.12 as well as each Assigned
Contract not set forth therein is in full force and effect and there exists no default or event of default or event, occurrence, condition or act (including the consummation of the transactions contemplated hereby) on the part of the Seller, the Seller's Subsidiaries or, to the knowledge of the Seller or the Parent, any other Person which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder.

          Section 5.13. Liabilities. Except as set forth in the Seller Balance Sheet or referred to in the footnotes thereto or in Schedule 5.13 attached hereto, there is no material outstanding claim, liability or indebtedness, contingent or otherwise, of the Seller, any Seller's Subsidiary or the Business incurred subsequent to the Seller Balance Sheet Date other than those incurred in the ordinary course of business.

          Section 5.14. Insurance. Schedule 5.14 attached hereto contains an accurate summary description of all policies of property, fire and casualty, product liability, workers compensation and other forms of insurance owned or held by the Seller or the Parent in connection with the Business, together with a list of all material outstanding claims against any insurer relating to the Business. Neither the Seller nor the Parent has received (a) any notice of cancellation or non-renewal of any policy described in such Schedule 5.14 or refusal of coverage thereunder, (b) any notice that any issuer of such policy has filed for protection under applicable insolvency laws or is otherwise in the process of liquidating or has been liquidated, or (c) any other indication that such policies are no longer in full force or effect or that the issuer of any such policy is no longer willing or able to perform its obligations thereunder. Since the last renewal date of any insurance policy, there has not been any material adverse change in the premiums payable pursuant to such policies.

          Section 5.15. Employment Relations. Each of the Seller and the Seller's Subsidiaries is in compliance with all federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and

          (a) neither the Seller nor any Seller's Subsidiary has, or is, engaged in any unfair labor practice under applicable law;

          (b) no unfair labor practice complaint against the Seller or any Seller's Subsidiary is pending before the National Labor Relations Board;

          (c) there is no labor strike, dispute, slowdown or stoppage pending or, to the knowledge of the Seller or the Parent after due inquiry, threatened against or involving the Seller or any Seller's Subsidiary;

          (d) neither the Seller nor any Seller's Subsidiary nor, with respect to the Business, the Parent, is a party to any collective bargaining agreement and no collective bargaining agreement is currently being negotiated by the Seller, any Seller's Subsidiary or the Parent in connection with the Business; and

          (e) except as set forth in Schedule 5.15, no claim in respect of the employment of any employee has been asserted in writing or, to the knowledge of the Seller or the Parent after due inquiry, threatened, against the Seller or any Seller's Subsidiary.

          The representations and warranties contained in this Section 5.15 shall not be deemed to be breached to the extent that the failure of such representations and warranties to be accurate, when viewed in the aggregate, could not reasonably be expected to have a material adverse effect on the Condition.

          Section 5.16. Employee Benefit Plans. (a) Set forth in Schedule 5.16 attached hereto is an accurate and complete list of all domestic and foreign (i) "employee benefit plans," within the meaning of Section 3(3) of ERISA; (ii) bonus, stock option, stock purchase, restricted stock, equity-based, incentive, profit-sharing, savings, pension or retirement, deferred compensation, medical, life, disability, accident, salary continuation, severance, accrued leave, vacation, sick pay, sick leave, welfare, fringe, multiemployer, multiple employer, supplemental or excess retirement and unemployment benefit plans, programs, arrangements, commitments, policies and/or practices (whether or not insured); and (iii) employment, consulting, termination, and severance contracts or agreements; in each case for active, inactive, retired or former employees, officers, directors, and independent contractors of the Business, whether or not any such plans, programs, arrangements, commitments, policies, contracts, agreements and/or practices (referred to in (i), (ii) or (iii) above) are in writing or are otherwise exempt from the provisions of ERISA; that have been established, maintained or contributed to (or with respect to which an obligation to contribute has been undertaken) or with respect to which any potential liability is borne by the Seller or, with respect to the Business, the Parent (including, for this purpose and for the purpose of all of the representations in this Section 5.16, any predecessors to the Seller or to any of the Seller's Subsidiaries and all employers (whether or not incorporated) that are by reason of common control treated together with the Seller as a single employer within the meaning of Section 414 of the Code) since September 2, 1974 (collectively, the "Employee Benefit Plans").

          (b) Neither the Seller nor any of the Seller's Subsidiaries has incurred, and, to the knowledge of the Seller and the Parent after due inquiry, no event has occurred and no condition or circumstance exists that could result directly or indirectly in, any unsatisfied liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any employee pension benefit plan covered or previously covered by Title IV of ERISA, and the Seller and the Seller's Subsidiaries have paid and discharged when due or accrued in the Seller Audited Statements all obligations and liabilities arising under ERISA and the Code with respect to all Employee Benefit Plans. The Seller and the Seller's Subsidiaries have complied in all respects with the continuation coverage requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B(f) of the Code ("COBRA") and neither the Seller nor any of the Seller's Subsidiaries is subject to any material liability, including, without limitation, additional contributions, fines, taxes, penalties or loss of tax deduction as a result of such administration and operation. Full payment has been made of all amounts which the Parent, the Seller or any of the Seller's Subsidiaries is required, and full compliance has been achieved, under applicable law or under any Employee Benefit Plan or any agreement relating to any Employee Benefit Plan to which the Seller or any such Seller's Subsidiary is a party, to have paid as contributions or premiums thereunder as of the last day of the most recent fiscal year of such Employee Benefit Plan ended prior to the date hereof. Each Employee Benefit Plan intended to be "qualified" under Section 401(a) of the Code, and each related trust intended to be exempt from federal income taxation under Section 501(a) of the Code, is so qualified (and/or exempt), and has received a favorable determination letter from the Internal Revenue Service with respect to its qualified or exempt status, and since the date of each such determination, no event has occurred and no condition or circumstance has existed that resulted or is likely to result in the revocation of any such determination or that could adversely affect the qualified status of any such Employee Benefit Plan or the exempt status of any such trust. There are no actions, suits, audits, investigations or claims pending or asserted, or, to the knowledge of the Seller or the Parent after due inquiry, threatened, anticipated or expected to be asserted with respect to any Employee Benefit Plan or the assets of any such plan (other than routine claims for benefits and appeals of denied claims arising in the ordinary course).

          (c) None of the Parent, the Seller nor any Seller's Subsidiary is a party to any agreement that would require it to make any payment that would constitute an "excess parachute payment" for purposes of Sections 280G and 4999 of the Code.

          Section 5.17. Purchased Assets. Schedule 5.17(a) attached hereto contains an accurate and complete list of or, where appropriate, description of the categories of the Purchased Assets. Except as set forth in Schedule 5.17(b) attached hereto, the Purchased Assets comprise all assets used in or relating to the conduct of the Business.

          Section 5.18. Books and Records. The respective minute books of the Seller and the Seller's Subsidiaries, as previously made available to the Purchaser and its representatives, contain materially accurate records of all meetings of, and accurately reflect all material corporate action taken by the Seller and the Seller's Subsidiaries (including action taken by written consent). Except as set forth in Schedule 5.18 attached hereto, neither the Seller nor the Seller's Subsidiaries has any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the direct control of the Seller, and after consummation of the transactions contemplated hereby, the Purchaser shall enjoy the same access to, and control over, such records, systems, controls, data and information, or accurate copies of such records, data and information, as the Seller and the Seller's Subsidiaries, respectively, enjoyed prior to such consummation.

          Section 5.19. Inventories. Except for items which are in the possession or control of suppliers, the Purchased Inventory is in the physical possession of the Seller, in transit to or from suppliers of the Seller or in transit to the Seller's stores. Except for products which are returned or determined to be defective or obsolete in the ordinary course of business as to which appropriate reserves have been established, the Purchased Inventory consists of items which are in good and merchantable condition and are of a quality presently usable and salable consistent with past practice in the ordinary course of the Business.

          Section 5.20.  Environmental Matters.  Except as set forth in Schedule
5.20 attached hereto and except as would not, in the aggregate, have a material adverse effect on the Condition:

          (a) Hazardous Materials have not been generated, used, treated or stored on or released or disposed of by the Seller, any Seller's Subsidiary or, to the knowledge of the Seller and the Parent, by any other Person, on any real property covered by the leases set forth in Schedule 5.7 ("Seller Property"), except for limited quantities of Hazardous Materials used or stored in the ordinary course of business and in compliance with all applicable Environmental Laws.

          (b) Each of the Seller, the Seller's Subsidiaries and the Parent is in compliance with Environmental Laws and the requirements of any permits issued under such Environmental Laws with respect to all Seller Property.

          (c) There are no pending or, to the knowledge of the Seller or the Parent after due inquiry, threatened, Environmental Claims against the Seller, any Seller's Subsidiary or directly involving, or to the knowledge of the Seller and the Parent, relating to any Seller Property.

          (d) To the knowledge of the Seller and the Parent, there are no facts, circumstances, conditions or occurrences regarding any Seller Property that could reasonably be expected (i) to form the basis of an Environmental Claim against the Seller, any of the Seller's Subsidiaries or any Seller Property or assets or (ii) to cause such Seller Property or assets to be subject to any restrictions on its ownership, occupancy, use or transferability under any Environmental Law.

          (e) There are not now and, to the knowledge of the Seller and the Parent after due inquiry, never have been any underground storage tanks located on any Seller Property.

          Section 5.21. Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of the Seller or any Affiliate of the Seller is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Affiliate of any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

          Section 5.22. Interests in Customers, Suppliers, Etc. To the knowledge of the Seller and the Parent after due inquiry, except as set forth in Schedule
5.22 attached hereto, neither the Seller nor the Parent nor any officer or director of either of them possesses, directly or indirectly, any ownership interest in, or is a director, officer or employee of, any Person which is a supplier, customer, lessor, lessee, licensor, developer or competitor of the Business. Ownership of securities of a company whose securities are registered under the Securities Exchange Act of 1934, as amended, of 5% or less of any class of such securities shall not be deemed to be an ownership interest for purposes of this Section 5.22.

          Section 5.23. Taxes. (a) Tax Returns. Except where the failure to do so would not, in the aggregate, have a material adverse effect on the Condition, all Returns have been or will be timely filed when due, and such Returns as filed are or will be accurate in all material respects.

          (b) Payment of Taxes. Except as set forth in the Seller Balance Sheet or in Schedule 5.23(b) attached hereto, all Taxes owed by or with respect to the Purchased Assets or the Business (whether or not shown on any Return) for all Pre-Closing Periods have been or will be fully paid by the Seller or the Parent upon or prior to the date upon which such Taxes become due, except where the failure to do so would not, in the aggregate, have a material adverse effect on the Condition.

          (c) Other Tax Matters. (i) Except as provided in Schedule 5.23(c)(i) attached hereto, there is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Seller, the Seller's Subsidiaries or the Parent after due inquiry, threatened by any authority regarding any Taxes (other than income Taxes and de minimis amounts of other Taxes) relating to the Purchased Assets or the Business for any Pre-Closing Period.

          (ii) There are no liens or security interests, other than Permitted Encumbrances, on any of the Purchased Assets that arose in connection with any failure or alleged failure to pay any Taxes.

          (iii) Except as provided in Schedule 5.23(c)(iii) attached hereto, there are no agreements for the extension or waiver of the time for assessment of any non-income Taxes relating to the Purchased Assets or the Business for any Pre-Closing Period and none of the Seller, any Seller's Subsidiary or the Parent has been requested to enter into any such agreement or waiver.

          (iv) All Taxes which the Parent, the Seller or any Seller's Subsidiary is (or was) required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.

          Section 5.24.  Seller's and Parent's  Efforts.  Except as set forth on
Schedule 5.24 attached hereto, since the Seller Balance Sheet Date, the Seller and the Parent have used commercially reasonable efforts to preserve the Business and the goodwill of the customers, suppliers, advertisers and others having business relations with the Seller, and to keep the Business intact, and have maintained all of the Purchased Assets in good operating condition and repair, ordinary wear and tear excepted.

          Section 5.25. Solvency. Immediately prior to, and immediately subsequent to, the consummation of the sale of the Purchased Assets pursuant to this Agreement, the Parent, the Seller and the Seller's Subsidiaries will be solvent corporations with the ability to pay their respective debts as they become due. For purposes of this Agreement, "solvent" shall mean, with respect to the Parent, the Seller or any Seller's Subsidiaries, that the present fair saleable value of the Parent's, the Seller's and each Seller's Subsidiary's assets, respectively, is greater than the amount that will be required to pay its liability on its existing debts as they become absolute and matured.

                                   ARTICLE VI

                        REPRESENTATIONS OF THE PURCHASER

          The Purchaser represents and warrants to the Seller and the Parent as follows:

          Section 6.1. Existence and Good Standing of the Purchaser and Acquiring Corporation. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. The Acquiring Corporation is, or will be as of the Closing Date, a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

          Section 6.2. Authorization and Validity. Subject to any necessary authority from the Bankruptcy Court and the receipt of various consents and approvals set forth in Schedule 6.2 attached hereto, the Purchaser has the requisite corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Purchaser and the consummation on the part of the Purchaser of the transactions contemplated hereby have been duly authorized and approved by all necessary corporate action on the part of the Purchaser, and no other corporate action on the part of the Purchaser is necessary to authorize the execution, delivery and performance of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser and, assuming due execution of this Agreement by the Seller and the Parent, is a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

          Section 6.3. Consents and Approvals; No Violations. Except as set forth in Schedule 6.3 attached hereto, the execution and delivery of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby (a) will not violate or contravene any provision of the Certificate of Incorporation or By-laws of the Purchaser, (b) will not violate or contravene any statute, rule, regulation, order or decree of any public body or authority by which the Purchaser is bound or by which any of its properties or assets are bound, (c) will not require any filing with, or permit, consent or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority or any other Person, and (d) will not result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Encumbrance upon any of the assets of the Purchaser under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or any other instrument or obligation to which the Purchaser is a party, or by which it or any of its properties or assets may be bound, excluding from the foregoing clauses (b), (c) and (d) filings, notices, permits, consents and approvals, the absence of which, and violations, breaches, defaults, conflicts and Encumbrances the consequences of which, in the aggregate, would not have a material adverse effect on the Purchaser or the Seller.

          Section 6.4. Litigation. Except as set forth in Schedule 6.4 attached hereto, there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or, to the knowledge of the Purchaser after due inquiry, any investigation by) any Person, including, without limitation, any governmental or other instrumentality or agency, pending, or, to the knowledge of the Purchaser after due inquiry, threatened against or affecting the Purchaser or the Purchaser's assets which, if adversely determined, would materially and adversely affect the Purchaser's ability to satisfy the Assumed Liabilities or would adversely affect or materially delay the Purchaser's ability to consummate the transactions contemplated hereby.

          Section 6.5. Financing. The Purchaser has, or will have as of the Closing Date, financial resources or financing commitments from responsible financial institutions available in connection with the acquisition of the Purchased Assets and the assumption of the Assumed Liabilities which are, or as of the Closing Date will be, in an aggregate amount sufficient to consummate the transactions contemplated hereby.

          Section 6.6. Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of the Purchaser is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Affiliate of any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

          Section 7.1. Conduct of the Business. During the period from the date of this Agreement to the Closing Date, the Seller and, to the extent applicable, the Parent shall each (a) conduct the Business in the ordinary course consistent with past practice (including, without limitation, in connection with the collection of accounts receivable and the incurrence and payment of accounts payable and with pricing and marketing practices) and maintain satisfactory relationships with suppliers, customers, lessors and others having business relationships with the Seller or the Business, (b) maintain, consistent with past practice and good business practices, all the Purchased Assets in customary repair, order and condition, ordinary wear and tear excepted, and insurance upon all the Purchased Assets in such amounts and of such kinds comparable to that in effect on the date hereof, (c) maintain the Books and Records in the usual, regular and ordinary manner, on a basis consistent with past practice and (d) maintain, consistent with past practice and good business practices, inventory levels. Notwithstanding the immediately preceding sentence, on or prior to the Closing Date and except as may be first approved by the Purchaser or as is otherwise permitted or required by this Agreement, neither the Seller nor the Parent shall (a) increase the compensation payable or to become payable by the Seller or the Parent to any officer, director, independent contractor or employee of the Seller, except (i) in the ordinary course of business or (ii) increases equal to no more than fifteen percent (15%) of the total annual compensation of any employee who earned less than fifty thousand dollars ($50,000) per year before giving effect to such increase, (b) increase the benefits payable or to become payable by the Seller or the Parent to any present or former officer, director, independent contractor or employee of the Seller under any Employee Benefit Plan (or other plan, program, arrangement, commitment, policy, contract, agreement and/or policy relating to employee benefits or compensation adopted subsequent to the date of this Agreement) except (i) in the ordinary course of business or (ii) increases equal to no more than fifteen percent (15%) of the total annual benefits payable to such any employee, who earns less than fifty thousand dollars ($50,000) per year, (c) enter into any contract or commitment except contracts and commitments in the ordinary course of business consistent with past practice, (d) cancel or waive any claims or rights which reasonably could be valued in excess of $100,000, (e) sell, transfer or otherwise dispose of any Purchased Asset (other than in the ordinary course of business), (f) make any capital expenditure or commitment therefor in excess of $25,000 individually or $100,000 in the aggregate, (g) make any change in any method of accounting practice, (h) write-off as uncollectible any notes or accounts receivable, except write-offs in the ordinary course of business charged to applicable reserves, none of which individually or in the aggregate is reasonably likely to have a material adverse effect on the Condition, or (i) agree, whether or not in writing, to do any of the foregoing.

          Section 7.2. Review of the Company. The Purchaser may, prior to the Closing Date, through its representatives, review the properties, books and records of the Seller and the Parent to familiarize itself with such properties and the Business. The Seller and the Parent shall permit the Purchaser and its representatives to have reasonable access to the premises and to such books and records during normal working hours and to furnish the Purchaser with such information and data with respect to the Seller and the Business as the Purchaser may from time to time request. The Purchaser shall, and shall cause its representatives to, conduct such review in such a manner as not to interfere unreasonably with the operations of the Seller or the Parent. Such review shall not, however, affect the representations or warranties of the Seller and the Parent in this Agreement or the remedies of the Purchaser for breaches thereof.

          Section 7.3. Confidentiality. Information obtained by the Purchaser pursuant to Section 7.2 shall be subject to the provisions of the Confidentiality Agreements. The Purchaser, the Seller and the Parent agree to continue to be bound by the terms of the Confidentiality Agreements.

          Section 7.4. Cooperation. Each party hereto shall, and the Seller shall cause each of the Seller's Subsidiaries to, use its reasonable best efforts, and each party hereto shall, and the Seller shall cause each of the Seller's Subsidiaries to, cooperate with the other parties hereto, to secure all necessary consents, approvals, authorizations, exemptions and waivers from governmental entities and third parties as shall be required in order to enable each party hereto to effect the transactions contemplated on its part hereby, and each party hereto shall, and the Seller shall cause each of the Seller's Subsidiaries to, otherwise use their reasonable best efforts to cause the consummation of such transactions in accordance with the terms and conditions hereof and to cause all conditions contained in this Agreement to be satisfied; provided that the Purchaser shall not be required to consent to any change in the terms of any Assigned Lease, Assigned Contract or Assigned Permit which could reasonably be expected to adversely affect the economic value to the Purchaser of such Assigned Lease, Assigned Contract or Assigned Permit. Each party hereto further agrees to deliver to the other parties hereto prompt written notice of any event or condition known to such party, which if it existed on the date of this Agreement, would result in any of the representations and warranties of such party contained herein being untrue. The Seller and the Parent agree to cooperate to the extent reasonably requested by the Purchaser in restating the Seller Unaudited Statements in such a manner as to be in accordance with GAAP.

          Section 7.5. Exclusive Dealing. (a) During the period from the date of entry of the Approval Order to the earlier of the termination of this Agreement in accordance with its terms and the Determination Date, neither the Seller, the Parent nor any of their respective Affiliates or representatives shall take any action to, directly or indirectly, encourage, initiate, solicit or engage in discussions or negotiations with, or provide any information to, any Person, other than the Purchaser (and its Affiliates and representatives), concerning any direct or indirect acquisition of the Seller or any direct or indirect purchase of all or any part of the assets of the Seller (other than ordinary course inventory sales) or any direct or indirect stock purchase, direct or indirect merger or similar transaction directly or indirectly involving the Seller.

          (b) During the period from the date of entry of the Approval Order to the earlier of the termination of this Agreement in accordance with its terms and the Closing, subject, as applicable, to its obligations as a debtor in possession under the Bankruptcy Code, neither the Purchaser nor any of its Affiliates or representatives shall seek any relief or approval from the Bankruptcy Court which is inconsistent with this Agreement or the Approval Order.

          (c) The parties agree that, through and including the date of entry of the Approval Order, the provisions of the sixth and seventh paragraphs of the Letter of Intent, dated October 27, 1997 from the Purchaser to the Seller, the Parent and WH Smith Group plc shall remain in full force and effect.

          Section 7.6. Use of Name. Except as expressly provided in the Airport Stores Agreement, each of the Seller and the Parent hereby agrees that from and after the Closing Date, it shall, and shall cause its respective subsidiaries and Affiliates to, discontinue all use of the name "The Wall" alone or in any combination of words for any and all purposes, and the Seller shall no more than five (5) Business Days after the Closing Date file with the Secretary of State of the Commonwealth of Pennsylvania an amendment to its Certificate of Incorporation providing for a change in the corporate name of the Seller to a name not using "The Wall" or any derivative thereof.

          Section 7.7. Warehouse Lease. The Warehouse Lease (as well as any security posted by the Seller to secure its obligations thereunder) is an Excluded Asset and the obligations thereunder shall not constitute Assumed Liabilities. Subject to the last sentence of this Section 7.7, beginning on the Closing Date and until the expiration of the term of the Warehouse Lease on August 31, 1998, the Seller and the Parent shall afford the Purchaser full access to the premises covered by the Warehouse Lease. Given this right of access, the Purchaser shall (i) pay to the Seller twenty-eight thousand dollars ($28,000) per month in advance, on the first day of the month following the month in which the Closing Date occurs and the first day of every month thereafter through August 1, 1998, for base rent payments including charges payable to the landlord thereunder for common area maintenance charges and taxes (prorated for any partial month periods), (ii) reimburse the Seller, upon presentation of evidence reasonably satisfactory to the Purchaser, for any other amount paid by the Seller on account of any claim arising by virtue of the Purchaser's use and occupancy of the subject premises, subject to any defenses that the Purchaser may have in respect of such obligation as against the Person to whom such payment was made, or otherwise. Subject to Section 13.3(iv), the Purchaser shall have no other liabilities in connection with the Warehouse Lease, whether arising under the Warehouse Lease or otherwise, including, without limitation, any obligations with respect to renovation, construction, demolition, restoration or remodeling expenses. The Purchaser shall vacate the subject premises on or prior to a date to be mutually agreed by the parties in order to permit the Seller sufficient time to return the premises to the appropriate condition specified in the Warehouse Lease prior to the end of such Lease's term.

          Section 7.8. Pyramid Litigation. The Seller agrees that it will, after Closing, accept reasonable direction from the Purchaser with respect to the conduct, prosecution or settlement of Brookstone Company, Inc. et al. v. Pyramid Company of Hadley et al. (Case No. 96-CV-1215), currently pending in the United States District Court for the Northern District of New York.

          Section 7.9. Accountants' Consent. The Seller and the Parent shall use their reasonable best efforts to cause Deloitte & Touche to consent to the use of their audit of the Seller Audited Statements in the event that such Seller Audited Statements are required to be filed by CM Holdings, Inc. or its Affiliates with the Securities and Exchange Commission, or any successor agency thereto.

          Section 7.10. Updated Financial  Information;  Obligation to Disclose.
(a) The Parent shall, within thirty (30) calendar days of the end of each fiscal year in which the Parent has any obligations (including, without limitation, contingent obligations) under this Agreement, provide the Purchaser with a certificate, signed by the Chief Financial Officer of the Parent, to the effect that as of such date, the net worth of the Parent exceeds thirty million dollars ($30,000,000).

          (b) The Parent shall promptly advise the Purchaser at any time when the Parent's net worth fails to exceed thirty million dollars ($30,000,000), and the Parent will respond to any reasonable requests made by the Purchaser to the Parent at any time to confirm that the Parent's net worth exceeds thirty million dollars ($30,000,000).

          Section 7.11. WARN Act Compliance. Each of the Seller and, with respect to the Business, the Parent hereby agrees that prior to and after the Closing Date, it shall comply with all of its obligations under the WARN Act. Without in any way limiting the foregoing, from and after the Closing Date, the Seller and the Parent shall retain all obligations under the WARN Act with respect to any Business Employee who is not a Hired Employee, and with respect to any Hired Employee, up to the date of his or her hiring by the Purchaser.

          Section 7.12. Mail. (a) The Seller and the Parent authorize the Purchaser, from and after the Closing Date, to receive and open all mail and other communications received by the Purchaser addressed to the Seller or any Seller's Subsidiary, and to act with respect to such communications in such manner as the Purchaser may choose if such communications relate to the Business, or, if they do not, to forward such communications promptly to the Seller. The Seller and the Parent agree promptly to deliver to the Purchaser any mail (including Operating Expense Invoices), cash, checks or other instruments of payment to which the Purchaser is entitled (including, but not limited to, any check or other evidence of indebtedness received by the Seller or the Parent in respect of any Purchased Receivables) and shall hold such cash, checks or instruments in trust for the Purchaser until delivery.

          (b) The Purchaser shall as promptly as practicable notify the Seller with respect to any Excluded Liability for which the Purchaser receives an invoice or other demand for payment.

          Section 7.13. Satisfaction of Excluded Liabilities. The Seller shall satisfy the Excluded Liabilities, when due, in accordance with its standard and customary business practices. In the event the Purchaser, its Affiliates or any of their assigns elects to satisfy an Excluded Liability, the Purchaser or such Affiliate shall have a right of reimbursement against the Seller, subject to any defenses that the Seller may have in respect of such obligation as against the Person to whom such payment was made, or otherwise. The parties agree and acknowledge that the Seller shall be solely responsible for the satisfaction of the Excluded Liabilities.

          Section 7.14. Purchaser Information for Lease Assignments. The Purchaser acknowledges that (a) the Purchaser has had access to the Assigned Leases and (b) the Seller has previously provided to the Purchaser a description of the Assignment Information Requirements. The Purchaser shall use its reasonable best efforts to provide such information to the Seller in a form which complies with the Assignment Information Requirements within two (2) calendar days of the date hereof.

          Section 7.15. Seller Updated Lease Information. Not less than five (5) calendar days prior to the Closing Date, the Seller shall furnish the Purchaser with a list of each of the Assigned Leases setting forth, as of the Closing Date, the term thereof, the rent paid, any security deposit relating thereto and an estimate of the rent prepaid or payable as of the Closing Date with respect thereto.

          Section 7.16. Supply Agreement. On or prior to the Closing Date, the Purchaser and the Seller shall enter into a supply agreement, in form and substance reasonably satisfactory to them, which shall set forth the terms and conditions pursuant to which the Purchaser shall supply inventory to the Seller's Remaining Stores (the "Supply Agreement"). The Supply Agreement shall provide that the Purchaser shall use reasonable efforts to (a) service the Seller's Remaining Stores' in-store inventory range and levels and (b) replenish such inventory, in each case in accordance with the Seller's operating models which shall be supplied to the Purchaser on the Closing Date. Inventory will be sold at a price equal to the Purchaser's cost of such inventory plus three percent (3%), payable in accordance with standard 60-day industry terms. The Purchaser will accept all returns of inventory (except for cut-outs), and will provide full credit for such returns against future purchases. The Purchaser or its Affiliates will poll sales from the electronic point of sale system on a daily basis for sales reporting and replenishment purposes. The Purchaser or its Affiliates will provide the Seller with weekly sales reports. The term of the Supply Agreement shall begin on the first Business Day after the Closing Date and shall end on the Determination Date. The Seller shall retain any profits earned by the Seller's Remaining Stores during the term of the Supply Contract.

          Section 7.17. Franchise Agreement. On or prior to the Determination Date, the Purchaser and the Seller shall enter into a franchise agreement, in form and substance reasonably satisfactory to them (each, a "Franchise Agreement"), with respect to each store designated by the Seller which is the subject of a Non-Transferred Lease (each, a "Franchised Store"). Each Franchise Agreement shall be substantially identical, and the term of each Franchise Agreement shall be the lesser of the two years ending on the second anniversary of the Determination Date and the remaining term as of the Determination Date of the applicable Non-Transferred Lease. The Franchise Agreement shall provide that the Purchaser shall use reasonable efforts to (a) service the Franchised Stores' in-store inventory range and levels and (b) replenish such inventory, in each case in accordance with the Seller's operating models which shall be supplied to the Purchaser on the Closing Date. Inventory will be sold at a price equal to the Purchaser's cost of such inventory plus three percent (3%), payable in accordance with standard sixty (60) day industry terms. The Purchaser will accept all returns of inventory (except for cut-outs), and will provide full credit for such returns against future purchases. The Purchaser or its Affiliates will poll sales from the electronic point of sale system on a daily basis for sales reporting and replenishment purposes. The Purchaser or its Affiliates will provide the Seller with weekly sales reports. Furthermore, each Franchise Agreement shall provide that the Seller shall pay to the Purchaser a franchise fee equal to fifteen percent (15%) of the store contribution for the applicable store during the first year of the term of such Franchise Agreement, and twenty-five percent (25%) of the store contribution through the remainder of the Franchise Agreement's term. Such payments shall be made on an annual basis sixty (60) calendar days after, to the extent applicable, each of the first anniversary of the Determination Date and the termination of the Franchise Agreement. The Seller shall not have the right to transfer or assign any Franchise Agreement without the consent of the Purchaser.

          Section 7.18. Assigned Non-Transferred Leases. (a) With respect to each Assigned Non-Transferred Lease, the Purchaser shall accept the assignment and purchase the related inventory and other assets in accordance with this
Section 7.18; provided that no material amendment shall have been made to such Lease. In the event that the Seller obtains an assignment of a Non-Transferred Lease during the Non-Transferred Lease Assignment Period, and such Non-Transferred Lease has a remaining term of less than twelve months (including for the purpose of calculating such remaining term any renewal term which is reasonably acceptable to the Purchaser), the Purchaser may, but shall not be obligated to, elect to accept the assignment and, if the Purchaser so elects, the Seller and the Purchaser shall negotiate in good faith with respect to the terms of such assignment and the purchase of the related inventory and other assets.

          (b) With respect to any Assigned Non-Transferred Lease and related inventory and other assets, the Purchaser shall pay to the Seller, within five Business Days of the Assignment Date, an amount equal to the sum of (i) the Assigned Non-Transferred Lease Amount determined in accordance with the directions set forth below, plus (ii) the Seller's cost of inventory, minus
(iii) the franchise fees paid, or to be paid, by the Seller to the Purchaser, for the period or periods ending prior to the Assignment Date, minus (iv) any accounts owing by the Seller to the Purchaser and plus (v) any accounts owing by the Purchaser to the Seller. In addition, in connection with the occurrence of the Assignment Date with respect to any Assigned Non-Transferred Lease, the parties will apportion expenses and settle assets and liabilities, to the extent not otherwise settled hereunder, on a basis consistent with the methodologies set forth in this Agreement. The Assigned Non-Transferred Lease Amount with respect to an Assigned Non-Trasnferred Lease shall be an amount equal to (i) the Non-Transferred Lease Adjustment Amount with respect to such Lease as had been determined in accordance with Section 2.10, minus an amount equal to (x) the Liquidated Damages Amount with respect to such Lease, divided by twenty-four
(24), multiplied by (y) the number of months (pro rated for any partial month) between the Determination Date and the Assignment Date.

          (c) Notwithstanding any provision of this Section 7.18, the Seller shall not be obligated to assign any Non-Transferred Lease to the Purchaser, provided that the Purchaser shall have the right of first refusal with respect to any proposed disposition during the term of the applicable Franchise Agreement.

                                  ARTICLE VIII

                          CONDITIONS TO THE OBLIGATIONS
                   OF THE PURCHASER, THE SELLER AND THE PARENT

          The respective obligations of the Purchaser, the Seller and the Parent to consummate the transactions contemplated by this Agreement are conditioned upon satisfaction or waiver, at or prior to the Closing, of the following conditions:

          Section 8.1. Bankruptcy Court Approval. The Approval Order shall be a Final Order.

          Section 8.2. Injunctions. There shall not be outstanding any preliminary or permanent injunction, decree or order of any court or governmental department or agency prohibiting the consummation of the transactions contemplated by this Agreement.

          Section 8.3. Statutes. No statute, rule, regulation, executive order, decree or order of any kind shall have been enacted, entered, promulgated, or enforced by any court or governmental authority which prohibits the consummation of the transactions contemplated by this Agreement or has the effect of making such transactions illegal.

          Section 8.4. HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the transactions contemplated by this Agreement shall have expired or been terminated without any adverse action by the Federal Trade Commission or the U.S. Department of Justice.

          Section 8.5. Escrow Agreement. The Escrow Agreement shall have been executed by the parties thereto and shall be in full force and effect.

          Section 8.6. Airport Stores Agreement. The Airport Stores Agreement shall be in full force and effect.

          Section 8.7. Closing Date. Unless the parties otherwise agree in writing, if the Closing Date is to occur before February 28, 1998, landlord consents to the assignment of at least one hundred forty-five (145) Assigned Leases must have been obtained.

                                   ARTICLE IX

                    CONDITIONS TO THE PURCHASER'S OBLIGATIONS

          The obligations of the Purchaser to consummate the transactions contemplated by this Agreement are conditioned upon satisfaction or waiver, at or prior to the Closing, of the following conditions:

          Section 9.1. Truth of Representations and Warranties. The representations and warranties of the Seller and the Parent contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date (provided, however, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this Section 9.1 has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects) with the same effect as though such representations and warranties had been made on and as of such Closing Date, and each of the Seller and the Parent shall have delivered to the Purchaser an officer's certificate, dated the Closing Date, to such effect.

          Section 9.2. Performance of Agreements. The agreements of the Seller and the Parent to be performed prior to the Closing pursuant to the terms of this Agreement shall have been duly performed in all material respects, and each of the Seller and the Parent shall have delivered to the Purchaser an officer's certificate, dated the Closing Date, to such effect.

          Section 9.3. Transfer Documentation. The Seller and the Parent shall have executed and delivered to the Purchaser such bills of sale, endorsements, assignments, releases, transfers in registered form, certificates or other instruments of transfer and conveyance, in form and substance reasonably satisfactory to the Purchaser and its counsel, as the Purchaser shall deem necessary to vest in the Purchaser good and marketable title to the Purchased Assets, free and clear of any Encumbrance, except for Permitted Encumbrances, and without recourse to or representation by the Seller or the Parent except as expressly provided herein.

          Section 9.4.  Governmental and Third-Party  Approvals.  (a) Subject to
Section 9.4(b), all governmental and third-party filings, consents and approvals required to be obtained or made by the Seller and/or the Parent, to permit the consummation of the transactions contemplated by this Agreement, shall have been obtained or made.

          (b) If the Closing Date shall occur on or after February 28, 1998, landlord consents to the assignment of at least 138 Assigned Leases to the Purchaser, or evidence reasonably satisfactory to the Purchaser that such consents are not required to effect such assignments, shall have been obtained and provided to the Purchaser.

          Section 9.5. Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser and its counsel, and the Purchaser shall have received copies of all such documents and other evidence as it or its counsel shall reasonably request to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

          Section 9.6. WH Smith Group plc Guarantee. WH Smith Group plc shall have executed a guarantee in favor of the Purchaser and its successors and permitted assigns, in respect of all obligations of the Parent under this Agreement, substantially in the form of Exhibit 9.6 attached hereto, which guarantee shall provide that WH Smith Group plc shall only become liable under such guarantee if, at any time when the Parent has any obligations (including, without limitation, contingent obligations) under this Agreement, (a) the net worth of the Parent shall fall below thirty million dollars ($30,000,000), or
(b) the Parent shall cease to be an Affiliate of WH Smith Group plc.

          Section 9.7. Update of Certain Information. The Seller shall have furnished the Purchaser with any Seller Unaudited Statements prepared subsequent to the date hereof promptly after such preparation.

                                    ARTICLE X

             CONDITIONS TO THE SELLER'S AND THE PARENT'S OBLIGATIONS

          The obligations of the Seller and the Parent to consummate the transactions contemplated by this Agreement are conditioned upon satisfaction or waiver, at or prior to the Closing, of the following conditions:

          Section 10.1. Truth of Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date (provided, however, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this
Section 10.1 has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects) with the same effect as though such representations and warranties had been made on and as of such date, and the Purchaser shall have delivered to the Seller an officer's certificate, dated the Closing Date, to such effect.

          Section 10.2. Performance of Agreements. The agreements of the Purchaser to be performed prior to the Closing pursuant to the terms of this Agreement shall have been duly performed in all material respects, and the Purchaser shall have delivered to the Seller an officer's certificate, dated the Closing Date, to such effect.

          Section 10.3. Proceedings. All proceedings to be taken in connection with the assumption of the Assumed Liabilities and payment of the purchase price contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Seller and its counsel, and the Seller shall have received copies of all such documents and other evidence as it or its counsel shall reasonably request to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

          Section 10.4. Letter of Credit. The Purchaser shall have arranged for the issuance of the Letter of Credit for the benefit of the Seller and the Seller shall have received the Letter of Credit. The Seller agrees that it will not draw upon the Letter of Credit prior to five (5) Business Days after the Interim Payment Date, and will only draw upon the Letter of Credit in an amount equal to the Interim Payment Amount less any payment received by the Seller in respect of the Interim Payment Amount pursuant to Section 2.5. The Seller, upon receipt of the Interim Payment Amount from the Purchaser, shall surrender the Letter of Credit to the issuer of the Letter of Credit.

                                   ARTICLE XI

                                   TAX MATTERS

          Section 11.1. Tax Matters. (a) The Seller, the Parent and the Purchaser agree to allocate the aggregate purchase price to be paid for the Purchased Assets in accordance with Section 1060 of the Code (the "Allocation"). The Seller, the Parent and the Purchaser agree to reduce such allocation to writing as soon as practicable (which in any event shall occur within ninety
(90) calendar days) after the Closing Date. In addition, the Seller, the Parent and the Purchaser hereby undertake and agree to file timely any information that may be required to be filed pursuant to Treasury Regulations promulgated under
Section 1060(b) of the Code. Neither the Seller, the Parent nor the Purchaser shall file any tax return or other document or otherwise take any position which is inconsistent with the Allocation.

          (b) If the Seller, the Parent and the Purchaser do not reach an agreement on the Allocation within ninety (90) calendar days after the Closing Date, they shall promptly submit the issue for arbitration by (i) the accounting firm selected pursuant to Section 2.7(c), or (ii) if no such firm was so selected, a mutually acceptable, nationally recognized accounting firm (other than any accounting firm already retained by the Purchaser, the Seller or the Parent) for resolution within thirty (30) calendar days after such submission. The Seller, the Parent and the Purchaser shall jointly share the fees and expenses of such firm. The decision of such firm with respect to the Allocation shall be final and non-appealable and binding on the parties hereto.

          (c) Any stamp, transfer, documentary, sales, use, registration, and other such taxes and fees (including any penalties and interest) required to be paid in connection with this Agreement and the transactions contemplated hereby (collectively, the "Transfer Taxes") shall be paid by the Purchaser, and the Purchaser shall properly file on a timely basis all necessary tax returns, reports, forms, and other documentation with respect to any Transfer Taxes and provide to the Seller evidence of payment of all Transfer Taxes.

          (d) The Seller and the Parent, jointly and severally, and their respective Affiliates and successors, hereby indemnify and hold the Purchaser and its officers, directors, Affiliates, successors and assigns harmless on an after-tax basis for (i) all non-income Taxes relating to the Purchased Assets and the Business for all Pre-Closing Periods, but only to the extent that such Taxes are in an aggregate amount in excess of $35,000; (ii) except as provided in Section 11.1(c), all Taxes resulting from, arising out of, or incurred with respect to, the transactions contemplated by this Agreement; and (iii) all Taxes incurred by or imposed on or with respect to the income of the Seller or any of its Affiliates.

          (e) The Purchaser and its successors hereby indemnify and hold the Seller and its officers, directors, Affiliates, successors and assigns harmless on an after-Tax basis for (i) all Transfer Taxes and (ii) all Taxes relating to the Purchased Assets and the Business for all taxable periods or portions thereof beginning immediately after the Closing Date, but with respect to non-income Taxes, only to the extent that such non-income Taxes are in an aggregate amount in excess of $35,000.

          Section 11.2. Cooperation on Tax Matters. (a) The Purchaser, the Seller and the Parent agree to furnish or cause to be furnished to each other, as promptly as practicable, such information relating to the Business and assistance as is reasonably necessary for the preparation and filing of any tax return for any Pre-Closing Periods or Post-Closing Periods, claim for refund or other required or optional filings relating to tax matters, for the preparation for and the proof of facts during any tax audit, for the preparation for any tax protest, for the prosecution or defense of any suit or other proceeding relating to tax matters and for the answer to any governmental or regulatory inquiry relating to tax matters.

          (b) The Purchaser agrees to retain possession of all files and records delivered to the Purchaser by the Seller, for a period of at least six (6) years from the Closing Date. In addition, from and after the Closing Date, the Purchaser agrees that it will provide reasonable access to the Seller and the Parent and their attorneys, accountants and other representatives (after reasonable notice and during normal business hours and without charge), to such files and records as they may reasonably deem necessary to properly prepare for, file, prove, answer, prosecute and/or defend any such Return, filing, audit, protest, claim, suit, inquiry or other proceeding. The Parent and the Seller shall, and shall cause their representatives to, conduct any reviews in such a manner as not to interfere unreasonably with the operations of the Purchaser.

          (c) The Seller agrees that it will not agree to or settle any property tax appeal which was ongoing as of the date of this Agreement which would bind the Purchaser regarding the assessment of property taxes payable by the Purchaser pursuant to this Agreement. In addition, the Purchaser will be entitled to control any property tax appeals initiated after, or ongoing as of, the date of this Agreement which would bind the Purchaser regarding the assessment of property taxes payable by the Purchaser pursuant to this Agreement.

          (d) The Purchaser and the Seller agree that neither will settle any Tax matter that could materially impact the other without first obtaining the consent of the other which consent may not be unreasonably withheld.

                                   ARTICLE XII

                          EMPLOYEES AND EMPLOYEE PLANS

          Section 12.1. Employees. (a) Except as provided by this Section 12.1, to the extent requested by the Purchaser, the Seller and the Parent shall assist the Purchaser in obtaining the employment of some or all of the employees of the Seller. Within seven (7) calendar days after the date of this Agreement, the Seller shall provide the Purchaser with a list setting forth the name and title of each Business Employee, each such Business Employee's date of hire and the location at which each such Business Employee works, and the Seller shall update such list upon the Purchaser's reasonable request. Within fifteen (15) calendar days after the date of this Agreement, the Seller shall provide the Purchaser with a list of the Seller Transition Employees. Not less than five (5) calendar days prior to the Closing Date, the Purchaser shall provide the Seller with a list setting forth those Business Employees to whom the Purchaser desires to offer employment, which list shall include, but need not be limited to, all of the Seller's regional directors, operations managers and full- and part-time store employees and the Seller shall assist and cooperate with the Purchaser in connection with the Purchaser's hiring of any such Business Employee, unless such Business Employee is a Seller Executive. Any of the Seller, the Parent and the Purchaser may offer employment to any Seller Executive. The foregoing to the contrary notwithstanding, nothing contained herein shall be construed or interpreted as a contract of employment with any Business Employee or to give any Hired Employee the right to be retained as an employee of the Purchaser or its Affiliates after the Closing Date, or to restrict or otherwise inhibit the Purchaser's or any such Affiliate's rights to terminate, or change the conditions of, the employment of any Hired Employee.

          (b) As of the Closing Date, each of the Hired Employees shall cease to be covered by the Seller's Employee Benefit Plans. On and after their respective dates of hire by the Purchaser, each Hired Employee shall be covered by the employee benefit plans of the Purchaser that are applicable to similarly situated employees of the Purchaser. For purposes of the Purchaser's employee benefit plans, the Purchaser shall credit each Hired Employee with full credit for service with the Seller prior to the Closing Date to the extent such service was recognized for such purposes under similar Seller employee benefit plans. In addition, the Purchaser shall use reasonable efforts to cause each Purchaser group health plan to waive any pre-existing condition exclusions thereunder with respect to the Hired Employees to the extent that such employees are enrolled in the applicable group health plan of the Seller as of their respective dates of hire by the Purchaser; provided that the Purchaser shall not be required to expend material amounts of funds in connection with any such enrollment. Nothing contained in this Article XII shall obligate or commit the Purchaser to continue any of its benefit plans after the Closing Date or to maintain in effect any such plan or any level or type of benefits. The Seller shall be responsible for all post-retirement benefits, including, for example, any medical, dental or life insurance coverage obligations, or pension, retirement, or deferred compensation with respect to any Business Employee who is not a Hired Employee, as well as any retired, former or inactive employee, independent contractor, officer or director of the Seller.

          (c) Except with respect to liabilities that are expressly assumed by the Purchaser under this Article XII, the Seller shall remain obligated for all obligations with respect to the Business Employees, including, without limitation, (i) all wages, salaries or bonuses relating to services rendered prior to, on or after the Closing Date, (ii) all benefits and benefit entitlements under the Employee Benefit Plans earned or accrued prior to, on or after the Closing Date and (iii) all employment-related claims related to facts or events occurring prior to, on or after the Closing Date. The Purchaser shall pay severance obligations to each Hired Employees which become payable after such Hired Employee's date of hire by the Purchaser under any severance plan then maintained by the Purchaser in which such employees are eligible to participate, and the Purchaser shall recognize such employees' service with the Seller for the purpose of determining such severance entitlements.

          (d) The Seller agrees to comply with all notice and coverage requirements under COBRA and the WARN Act with respect to any and all Business Employees who are entitled to such notice and coverage, including, without limitation, as a result of, or relating to, any of the transactions or events contemplated by this Agreement, and the Seller shall be liable for any failure to so comply.

          (e) The Purchaser shall be fully responsible for any liability arising under the WARN Act arising in connection with the termination of employment of any Hired Employee after the Closing Date. The Purchaser shall have no liability under the WARN Act for any Person other than Hired Employees or for any periods prior to the Closing Date.

          (f) The Seller shall cause (whether by plan amendment or otherwise), effective no later than the later of the Closing Date or their respective dates of hire by the Purchaser or an Affiliate of the Purchaser, all of the Hired Employees hired by the Purchaser or an Affiliate of the Purchaser who are participants in any of the Seller's or the Parent's tax-qualified pension, profit-sharing, savings, or retirement plans to be fully vested in their benefits and accounts thereunder, irrespective of whether or not such employees have satisfied the vesting requirements otherwise applicable under any such plan. The Purchaser shall take all reasonable and necessary action (whether by plan amendment or otherwise) to permit its defined contribution plan that is applicable to the Hired Employees to accept an "eligible rollover contribution" (within the meaning of Section 401(a)(31) of the Code) in cash of all or a portion of the balance of any Hired Employee's account under the W.H. Smith 401(k) Savings and Retirement Plan.

          (g) The Seller and the Purchaser agree to exchange, in a diligent and timely manner, such employee census or other data as shall be reasonably necessary to calculate benefits under any plan and to take any and all actions as shall be reasonably necessary and/or advisable to effect the provisions of this Article XII.

          (h) As promptly as practicable after the Closing Date, the Seller shall furnish the Purchaser with a schedule setting forth the name of each Hired Employee and any vacation pay accrued in respect of each such Hired Employee as well as any other Transferred Liabilities attributable to each such Hired Employee. The Seller represents and warrants that the amounts of such vacation pay and any other such Transferred Liabilities will be calculated in accordance with the Seller's standard policies with respect thereto as of the date hereof.

          Section 12.2. Transition Services. Not less than thirty (30) calendar days prior to the Closing Date, the Purchaser shall provide the Seller with a list of the Business Employees who work in the Seller's corporate headquarters in Philadelphia, Pennsylvania and who shall not be Hired Employees, but who the Purchaser proposes shall be retained in the employment of the Seller in order to provide certain transition and other services to the Purchaser. The Purchaser and the Seller agree to use their reasonable best efforts to agree on the terms and conditions (including payment terms) under which such Business Employees shall provide services to the Purchaser and the method by which such Business Employees shall allocate their services between the Seller and the Purchaser after the Closing Date. However, with respect to any such Business Employee who is a Seller Transition Employee, the Seller may, in its discretion during the period ending on the earlier to occur of the date on which the Statement of Assets and Liabilities Transferred is delivered and the date that is seventy
(70) calendar days after the Closing Date, determine the extent to which such Seller Transition Employee will provide services to the Purchaser. During the thirty (30) day period immediately following the period referred to in the preceding sentence, the Seller shall use its reasonable efforts to cause such Seller Transition Employees to provide services to and as directed by the Purchaser.

                                  ARTICLE XIII

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

          Section 13.1. Survival of Representations and Warranties. The respective representations and warranties of the Seller and the Parent, on the one hand, and the Purchaser, on the other hand, contained in this Agreement or in any Schedule attached hereto or agreement or other document delivered pursuant hereto shall survive the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities contemplated hereby until May 31, 1999; provided that the representations and warranties of the Seller and the Parent contained in Sections 5.1, 5.2 and 5.8 shall survive indefinitely, and those contained in Sections 5.20 and 5.23 shall survive for the applicable statute of limitations periods.

          Section  13.2.  Indemnification  by the  Seller  and the  Parent.  (a)
Subject to this Section 13.2(a), the Seller and the Parent, jointly and severally, shall indemnify and hold the Purchaser and its Affiliates, and their respective officers, directors, employees, and agents, and any successors to any such Persons, harmless from and against all Damages incurred or suffered as a result of or arising out of (i) the failure of any representation or warranty made by the Seller or the Parent in this Agreement or in any Schedule attached hereto or any agreement or other documents executed and delivered by the Seller or the Parent pursuant hereto to be true and correct, (ii) the breach of or failure to comply with any covenant or agreement made or to be performed by the Seller or the Parent pursuant to this Agreement or any Schedule attached hereto or any other agreement or document executed and delivered by the Seller or the Parent pursuant hereto, (iii) the failure by the Seller or the Parent to comply with its or their obligations under the WARN Act, including, without limitation, failure to comply with their obligations under Section 7.11 with respect to Business Employees who are not Hired Employees or (iv) the Seller's failure to pay or discharge any valid Excluded Liability when due, and indemnification for which, or similar rights in respect of which, is not separately available under
Section 7.13 or Section 11.1(d). The Parent and the Seller shall not be liable under this Section 13.2(a) unless and until the amount for which they, taken together, would otherwise be liable equals or exceeds $250,000 on account of all obligations otherwise indemnifiable pursuant to this Section 13.2(a), in which event the Parent and the Seller shall be jointly and severally liable for the amount in excess thereof.

          (b) Subject to this Section 13.2(b), the Seller and the Parent, jointly and severally, shall indemnify and hold the Purchaser and its Affiliates, and their respective officers, directors, employees, and agents, and any successors to any such Persons, harmless from and against all Damages incurred or suffered as a result of or arising out of (i) the removal of friable asbestos from Seller Property, which asbestos was introduced to such Seller Property by, or on behalf of at the direction of, the Seller, whether or not such asbestos was in friable form at the time of its introduction, and (ii) the removal of friable asbestos from Seller Property, which asbestos was not introduced into such Seller Property by, or on behalf or at the direction of, the Seller, whether or not such asbestos was in friable form at the time of its introduction. With respect to clause (ii) above, the Seller and the Parent shall be liable for Damages suffered by the Purchaser and its Affiliates with respect to any store only to the extent that such Damages with respect to such store exceed seventy-five thousand dollars ($75,000), and only to the extent of such excess. Notwithstanding the foregoing, in the case of Damages indemnifiable pursuant to this Section 13.2(b), (aa) the Purchaser agrees to use its reasonable efforts to minimize such Damages, (bb) the Purchaser's claims in respect of such Damages pursuant to this Section 13.2(b) or otherwise pursuant to this Agreement shall not survive the applicable statute of limitations period and (cc) in no event shall the Seller or the Parent be in any way responsible for Damages suffered or incurred as a result of the removal, abatement or handling of asbestos that is not in friable form.

          Section 13.3. Indemnification by the Purchaser. The Purchaser shall indemnify and hold the Seller, its Affiliates and their respective officers, directors, employees, agents, and any successors to any such Persons harmless from and against all Damages incurred or suffered as a result of or arising out of (i) the failure of any representation or warranty made by the Purchaser in this Agreement or in any Schedule attached hereto or any agreement or other document executed and delivered to the Seller pursuant hereto to be true and correct, (ii) the breach of or failure to comply with any covenant or agreement made or to be performed by the Purchaser pursuant to this Agreement, (iii) the Purchaser's failure to pay, discharge and perform any valid Assumed Liabilities when due and indemnification for which is not separately available under Section 11.1(e), or (iv) the use or occupancy of the premises covered by the Warehouse Lease by the Purchaser, or its Affiliates, agents or invitees; provided that the Purchaser shall not be liable under Section 13.3(i), (ii) or (iii) unless and until the amount for which it would otherwise be liable equals or exceeds $250,000 on account of all obligations otherwise indemnifiable pursuant to
Section 13.3(i), (ii) or (iii) in which event the Purchaser shall be liable for the amount in excess thereof.

          Section 13.4. Indemnification Procedure. (a) Notice of Claims. Any party seeking indemnification (an "Indemnitee") from any party (an "Indemnifying Party") with respect to any claim, demand, action, proceeding or other matter pursuant to this Agreement (the "Claim") shall promptly notify the Indemnifying Party of the existence of the Claim, setting forth in reasonable detail the facts and circumstances pertaining thereto and the basis for the Indemnitee's right to indemnification. Such Indemnifying Party shall have a period of twenty-five (25) Business Days after the receipt of such notice within which to respond thereto. If such Indemnifying Party fails to do so or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such party under applicable law or under this Agreement.

          (b) Notice of Third Party Claims. If any third party shall notify any Indemnitee with respect to any matter which may give rise to a Claim for indemnification against an Indemnifying Party under this Agreement (such Claim, a "Third Party Claim"), such Indemnitee shall notify the Indemnifying Party in writing, and in reasonable detail, of the Third Party Claim promptly (and in any event within fifteen (15) Business Days) after receipt by such Indemnitee of notice of the Third Party Claim; provided that failure to give such notification shall not affect the Indemnitee's right to indemnification hereunder except to the extent the Indemnifying Party shall have been materially prejudiced as a result of such failure (provided that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice). Thereafter, the Indemnitee shall deliver to the Indemnifying Party, promptly (and in any event within fifteen (15) Business Days) after the Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

          (c) Legal Defense of Third Party Claims. If a Third Party Claim is made against an Indemnitee, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party, which counsel shall be reasonably satisfactory to the Indemnitee. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnitee for legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the reasonable fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnifying Party has failed to assume the defense of the Third Party Claim (other than during the period prior to the time the Indemnitee shall have given notice of the Third Party Claim as provided above). If the Indemnifying Party so elects to assume the defense of any Third Party Claim, each Indemnitee shall cooperate with the Indemnifying Party in the defense or prosecution thereof. Notwithstanding the foregoing:

          (i) the Indemnifying Party shall not be entitled to assume or continue the defense of any Third Party Claim (and shall be liable to the Indemnitee for the fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim) if the Third Party Claim seeks as its primary claim for relief an order, injunction or other equitable relief or relief other than money damages against the Indemnitee which the Indemnitee determines, after conferring with its counsel, cannot be separated from any related claim for money damages; provided that, if such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the Indemnifying Party shall be entitled to assume or continue the defense of the portion relating to money damages;

          (ii) an Indemnifying Party shall not be entitled to assume or continue the defense of any Third Party Claim (and shall be liable to the Indemnitee for the fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim) if, in the reasonable opinion of outside counsel to the Indemnitee (which opinion need not be in writing), a conflict of interest between such Indemnitee and such Indemnifying Party exists in respect of such Third Party Claim or such claim involves the possibility of criminal sanction or criminal liability to the Indemnitee; and

          (iii) if at any time after assuming the defense of a Third Party Claim an Indemnifying Party shall fail to prosecute, withdraw or be required to withdraw from the defense of such Third Party Claim, the Indemnitee shall be entitled to resume the defense thereof and the Indemnifying Party shall be liable to the Indemnitee for the fees and expenses of counsel incurred by the Indemnitee in such defense.

          (d) Settlement of Third Party Claims. Except as otherwise provided below in this Section 13.4(d), if the Indemnifying Party has assumed the defense of any Third Party Claim, then

          (i) in no event will the Indemnitee admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the Indemnifying Party's prior written consent; provided that the Indemnitee shall have the right to settle, compromise or discharge such Third Party Claim without the consent of the Indemnifying Party if the Indemnitee releases the Indemnifying Party from its indemnification obligation hereunder with respect to such Third Party Claim and such settlement, compromise or discharge would not otherwise adversely affect the Indemnifying Party, and

          (ii) the Indemnitee will agree to any settlement, compromise or discharge of a Third Party Claim that the Indemnifying Party may recommend and that by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim and releases the Indemnitee completely in connection with such Third Party Claim and that would not otherwise adversely affect the Indemnitee.

          Notwithstanding the foregoing, the Indemnitee may refuse to agree to any such settlement, compromise or discharge if the Indemnitee agrees that the Indemnifying Party's indemnification obligation with respect to such Third Party Claim shall not exceed the amount that would be required to be paid by or on behalf of the Indemnifying Party in connection with such settlement, compromise or discharge, including, but not limited to, reasonable fees and expenses (including attorneys' fees) incurred as of the date of the Indemnitee's refusal.

          If the Indemnifying Party has not assumed the defense of a Third Party Claim, then in no event shall the Indemnitee settle, compromise or discharge such Third Party Claim without providing prior written notice to the Indemnifying Party, which shall have the option within fifteen (15) Business Days following receipt of such notice to:

          (1) approve and agree to pay the settlement,

          (2) approve the amount of the settlement, reserving the right to contest the Indemnitee's right to indemnity pursuant to this Agreement,

          (3) disapprove the settlement and assume in writing all past and future responsibility for such Third Party Claim (including all of Indemnitee's prior expenditures in connection therewith), or

          (4)   disapprove   the   settlement   and  continue  to  refrain  from
     participation in the defense of such Third Party Claim.

          In the event the Indemnifying Party does not respond to such written notice from the Indemnitee within such fifteen (15) Business Days, the Indemnifying Party shall be deemed to have elected option (1).

          (e) The Indemnitee shall be entitled to reimbursement of reasonable expenses included in Damages with respect to any Claim (including, without limitation, the cost of defense, preparation and investigation relating to such Claim) as such expenses are incurred by the Indemnitee.

                                   ARTICLE XIV

                              EVENTS OF TERMINATION

          Section 14.1. Events of Termination. This Agreement may be terminated by written notice at any time prior to the Closing Date:

          (a) by mutual consent of the Seller, the Parent and the Purchaser;

          (b) by the Purchaser, if there has been a material violation or breach by the Seller or the Parent of any of their respective covenants, representations or warranties contained in this Agreement (or any Schedule attached hereto or any agreement or document executed and delivered by the Seller or the Parent pursuant hereto) and such violation or breach has not been waived by the Purchaser or, with respect to a covenant breach, cured by the Seller within fourteen (14) calendar days after notice thereof from the Purchaser;

          (c) by the Seller, if there has been a material violation or breach by the Purchaser of any of its covenants, representations or warranties contained in this Agreement (or any Schedule attached hereto or any agreement or document executed and delivered by the Purchaser pursuant hereto) and such violation or breach has not been waived by the Seller or, with respect to a covenant breach, cured by the Purchaser within fourteen
     (14) calendar days after notice thereof from the Seller; or

          (d) by the Purchaser or the Seller without liability on the part of the terminating party on account of such termination (provided the terminating party is not otherwise in default or in breach of this Agreement), if the Closing Date shall not have occurred by the earlier of April 30, 1998 and sixty (60) calendar days after the date on which the Purchaser delivers the certified financial statements required by Section 3.1.

          Section 14.2. Effect of Termination. (a) In the event of the termination of this Agreement as provided in Section 14.1(a) or 14.1(d), this Agreement, other than the provisions of this Section 14.2 and Section 7.3, shall be terminated without further liability on the part of the Seller, the Parent or the Purchaser hereunder.

          (b) In the event of the  termination  of this Agreement as provided in
Section 14.1(b) or 14.1(c),  this  Agreement,  other than the provisions of this
Section 14.2 and Section 7.3, shall be terminated without further liability on the part of the Seller, the Parent or the Purchaser hereunder; provided that nothing herein shall relieve any party from any liability resulting from any breach of this Agreement.

                                   ARTICLE XV

                                 NON-COMPETITION

          Section 15.1. Seller and Parent Non-Competition. Each of the Seller and the Parent covenants and agrees that from and after the Closing Date and after giving effect to the transactions contemplated hereby, each of the Seller, the Parent and each of their Affiliates shall not directly or indirectly:

          (a) at any time prior to the second anniversary of the Closing Date, within any market area in which, after giving effect to the transactions contemplated hereby, the Purchaser or any of its Affiliates is doing business as of or subsequent to the Closing Date (collectively, the "Relevant Markets"), own, have an ownership interest in, manage, render services to, operate, join or control, or participate in, alone or with any Person, the ownership, management, operation or control of any business, firm, corporation or other entity which engages in pre-recorded music retailing in malls, strip malls, power centers or stand-alone stores (each, a "Competing Business"); provided that the provisions of this Section 15.1 shall not apply to beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities of a corporation traded on a registered national securities exchange or on the National Over The Counter Market which shall constitute in the aggregate 5% or less of the total number of such securities outstanding;

          (b) disclose any nonpublic information with respect to the Purchaser or the Business;

          (c) solicit any customer of, or supplier or lessor to, the Purchaser not to conduct business with the Purchaser or to conduct its business with a Competing Business or otherwise interfere with such customer, supplier or lessor/lessee relationship; or

          (d) solicit any employee (i) who is offered employment by the Purchaser not to accept such offer of employment or (ii) who is employed by the Purchaser to terminate such employment, unless the employment of such employee by the Purchaser has previously been terminated.

          Notwithstanding the foregoing, the Seller and the Parent shall not be prohibited from (a) operating stores pursuant to the Supply Agreement or Franchise Agreement as expressly provided by this Agreement, (b) operating stores, twenty percent (20%) or less of the sales of which is attributable to pre-recorded music sales, (c) acquiring and operating a business, firm, corporation or other entity, twenty percent (20%) or less of the sales of which is attributable to pre-recorded music sales, (d) operating the Airport Stores, or (e) selling pre-recorded music in stores located in hotels.

          Section 15.2 Purchaser Non-Competition. The Purchaser consents and agrees that from and after the Closing Date and after giving effect to the transactions contemplated hereby, on or prior to the sixtieth (60th) day after the termination of the Franchise Agreement with respect to a Non-Transferred Lease, neither it nor any of its Affiliates shall operate, join in or control, or participate in, alone or with any Person, the ownership, management, operation or control of any store which engages in pre-recorded music retailing in a mall in which a store subject to such Non-Transferred Lease operated prior to the Closing Date; provided that the provisions of this Section 15.2 shall not apply with respect to (a) any store which the Purchaser or any of its Affiliates operates as of the Closing Date, or (b) any mall where the applicable Non-Transferred Lease is validly assigned to the Purchaser pursuant to this Agreement.

          Section 15.3.  Breach.  In the event of a breach of the  provisions of
Section 15.1, in addition to any other remedies the Purchaser may have at law or in equity, the Purchaser shall be entitled to seek an injunction or similar remedy so as to enable it specifically to enforce such provisions. In the event of a breach of the provisions of Section 15.2, in addition to any other remedies the Seller or the Parent may have at law or in equity, the Seller or the Parent shall be entitled to seek an injunction or similar remedy so as to enable it specifically to enforce such provisions.

          Section 15.4. Severability. It is the desire and intent of the parties hereto that the provisions of this Article XV be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of this
Article XV should be adjudicated to be invalid or unenforceable, such portion shall be deleted and such deletion shall apply only with respect to the operation of such portion of this Article XV in the particular jurisdiction in which adjudication is made; further, to the extent any provision hereof is deemed unenforceable by virtue of its scope in terms of area or length of time, but may be enforceable with limitations thereon, the parties agree that the same shall, nevertheless, be enforceable to the fullest extent permissible under the laws and public policies applied in such jurisdiction in which enforcement is sought.

                                   ARTICLE XVI

                                  MISCELLANEOUS

          Section 16.1. Expenses. Except as expressly set forth herein, the parties hereto shall pay all of their own expenses incident to the negotiation, preparation and carrying out of the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their own brokers, finders, agents, representatives, financial consultants, accountants and counsel.

          Section 16.2. Governing Law. This Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof. Until a final decree has been entered by the Bankruptcy Court closing the Bankruptcy Case, the parties hereto irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent to the jurisdiction of, the Bankruptcy Court. After the Bankruptcy Court so closes the Bankruptcy Case, the parties hereto irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent to the jurisdiction of, the courts of the County of New York, State of New York or of the United States of America for the Southern District of New York. On or prior to the Closing Date, all of the parties hereto shall have appointed an agent for the service of process in the States of Delaware and New York, and each party shall have notified the other parties in writing of the identity and address of such agent.

          Section 16.3. Captions. The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

          Section 16.4. Publicity. Except as otherwise required by law or regulation as advised by counsel or as may be necessary or appropriate in connection with the pending Chapter 11 proceedings in respect of the Purchaser, none of the parties hereto shall issue any press release or make any other public statement, in each case relating to or connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of the Seller and the Purchaser to the contents and the manner of presentation and publication thereof.

          Section 16.5. Notices. Any notice or other communications required or permitted hereunder shall be sufficiently given if delivered in person or sent by telecopy or by registered or certified mail, postage prepaid, addressed as follows:

                  If to the Purchaser, to:

                  Camelot Music, Inc.
                  8000 Freedom Avenue, N.W.
                  North Canton, Ohio 44720
                  Attention: James E. Bonk
                  President and Chief Executive Officer
                  Telecopy: (330) 494-8535

                  With a copy to its counsel:

                  White & Case
                  1155 Avenue of the Americas
                  New York, New York 10036
                  Attention: Howard S. Beltzer, Esq.
                  Telecopy: (212) 354-8113

          With a further copy to counsel to the Official Committee of Unsecured Creditors in the Bankruptcy Case, but only until such Committee is dissolved pursuant to the Plan:

                  Zalkin, Rodin & Goodman LLP
                  750 Third Avenue
                  New York, New York 10017
                  Attention: Richard Toder, Esq.
                  Telecopy: (212) 682-6331

                  If to the Seller, to:

                  The Wall Music, Inc.
                  3200 Windy Hill Road
                  Suite 1500, West Tower
                  Atlanta, Georgia 30339
                  Attention: Mr. Richard McNamara
                  Executive Vice President
                  Telecopy: (770) 618-2788

                  With a copy to its counsel:

                  Shearman & Sterling
                  599 Lexington Avenue
                  New York, New York 10022-6069
                  Attention: Alfred J. Ross, Jr., Esq.
                  Telecopy: (212) 848-7179

or such other address or number as shall be furnished in writing by any such party, and such notice or communication shall be deemed to have been given as of the date so delivered, sent by telecopy or mailed.

          Section 16.6. Benefit and Assignment. (a) Nothing in this Agreement, whether expressed or implied, is intended or shall be construed to confer any rights or remedies under or by reason of this Agreement on any Persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third Persons to any party to this Agreement, nor shall any provision contained herein give any third party any right of subrogation or action over against any party to this Agreement.

          (b) This Agreement shall be binding on, and accrue to the benefit of, the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by any party without the prior written consent of the other parties. Any assignment that contravenes the terms of this Agreement shall be void ab initio.

Notwithstanding the foregoing, subject to the provisions of Section 2.9, the Purchaser may, by written notice delivered to the Seller and the Parent not less than three (3) calendar days prior to the Closing Date, designate the Acquiring Corporation to assume all or a portion of the obligations or rights of the Purchaser hereunder.

          Section 16.7. Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

          Section 16.8. Entire Agreement. Subject to Section 7.5(c), this Agreement, including the Exhibits, Schedules and other documents referred to herein which form a part hereof, contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. Subject to Section 7.5(c), this Agreement supersedes all prior agreements and understandings, written or oral, between the parties with respect to such subject matter including, without limitation, the Letter of Intent referred to in Section 7.5(c).

          Section 16.9. Amendments. This Agreement may not be changed orally, but only by an agreement in writing signed by the parties hereto. Any provision of this Agreement can be waived, amended, supplemented or modified only by written agreement of the parties hereto.

          Section 16.10. Severability. If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that a provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled.

          Section 16.11. Bulk Sales. The Purchaser hereby waives compliance by the Seller and the Parent with the provisions of any bulk transfer or other similar laws of any jurisdiction in connection with the sale of the Purchased Assets.

          Section 16.12. Projections. Without in any way limiting the Seller's representations and warranties contained in Section 5.5, the Seller makes no representations or warranties with respect to any estimates, projections, forecasts, plans or budgets provided to the Purchaser.

                  IN WITNESS WHEREOF, the Purchaser, the Seller and the Parent have caused their corporate names to be hereunto subscribed by their officers thereunto duly authorized, all as of the day and year first above written.

                                  CAMELOT MUSIC, INC.


                                  By: /s/ James E. Bonk
                                     ------------------------------
                                     Name:  James E. Bonk
                                     Title: President & C.E.O.


                                  THE WALL MUSIC, INC.


                                  By: /s/ R.J. McNamara
                                     ------------------------------


                                  WH SMITH GROUP HOLDINGS (USA), INC.


                                  By: /s/ Keith Hamill
                                     ------------------------------

                                TABLE OF CONTENTS

                                                                          Page

                                    ARTICLE I
                                   DEFINITIONS

    Section 1.1.  Definitions...............................................  2

                     ARTICLE II
        PURCHASE AND SALE OF PURCHASED ASSETS

    Section 2.1.  Transfer of Assets........................................ 17
    Section 2.2.  Excluded Assets........................................... 20
    Section 2.3.  Assumption and Exclusion of Liabilities................... 21
    Section 2.4.  Satisfaction and Apportionment of Operating Expenses...... 22
    Section 2.5.  Purchase Price............................................ 23
    Section 2.6.  Adjustment of Interim Payment Amount...................... 24
    Section 2.7.  Statement of Transferred Assets and Liabilities........... 24
    Section 2.8.  Post-Closing Settlement................................... 28
    Section 2.9.  Acquiring Corporation..................................... 29

                     ARTICLE III
                       CLOSING

    Section 3.1.  Closing................................................... 31
    Section 3.2.  Deliveries by the Seller at the Closing................... 31
    Section 3.3.  Deliveries by the Purchaser at Closing.................... 32
    Section 3.4.  Consents.................................................. 32
    Section 3.5.  Further Assurances........................................ 33

                     ARTICLE IV
              BANKRUPTCY COURT APPROVAL

    Section 4.1.  Bankruptcy Court Order.................................... 33

                      ARTICLE V
    REPRESENTATIONS OF THE SELLER AND THE PARENT

    Section 5.1.  Existence and Good Standing............................... 34
    Section 5.2.  Authorization and Validity................................ 35
    Section 5.3.  Consents and Approvals; No Violations..................... 36
    Section 5.4.  Subsidiaries and Investments.............................. 37
    Section 5.5.  Seller Financial Statements; No Material Changes.......... 37
    Section 5.6.  Compliance with Laws...................................... 39
    Section 5.7.  Real Property; Leases..................................... 39
    Section 5.8.  Title to Properties; Encumbrances......................... 40
    Section 5.9.  Intellectual Property..................................... 41
    Section 5.10. Litigation................................................ 42
    Section 5.11. Compensation of Employees................................. 43
    Section 5.12. Material Contracts........................................ 43
    Section 5.13. Liabilities............................................... 45
    Section 5.14. Insurance................................................. 45
    Section 5.15. Employment Relations...................................... 45
    Section 5.16. Employee Benefit Plans.................................... 47
    Section 5.17. Purchased Assets.......................................... 49
    Section 5.18. Books and Records......................................... 49
    Section 5.19. Inventories............................................... 50
    Section 5.20. Environmental Matters..................................... 50
    Section 5.21. Broker's or Finder's Fees................................. 52
    Section 5.22. Interests in Customers, Suppliers, Etc.................... 52
    Section 5.23. Taxes..................................................... 52
    Section 5.24. Seller's and Parent's Efforts............................. 54
    Section 5.25. Solvency.................................................. 54

                     ARTICLE VI
          REPRESENTATIONS OF THE PURCHASER

    Section 6.1.  Existence and Good Standing of the Purchaser
                  and Acquiring Corporation................................. 54
    Section 6.2.  Authorization and Validity................................ 55
    Section 6.3.  Consents and Approvals; No Violations..................... 55
    Section 6.4.  Litigation................................................ 56
    Section 6.5.  Financing................................................. 57
    Section 6.6.  Broker's or Finder's Fees................................. 57

                     ARTICLE VII
                ADDITIONAL AGREEMENTS

    Section 7.1.  Conduct of the Business................................... 57
    Section 7.2.  Review of the Company..................................... 59
    Section 7.3.  Confidentiality........................................... 60
    Section 7.4.  Cooperation............................................... 60
    Section 7.5.  Exclusive Dealing......................................... 61
    Section 7.6.  Use of Name............................................... 62
    Section 7.7.  Warehouse Lease........................................... 62
    Section 7.8.  Pyramid Litigation........................................ 63
    Section 7.9.  Accountants' Consent...................................... 63
    Section 7.10. Updated Financial Information; Obligation to Disclose..... 64
    Section 7.11. WARN Act Compliance....................................... 64
    Section 7.12. Mail...................................................... 64
    Section 7.13. Satisfaction of Excluded Liabilities...................... 65
    Section 7.14. Purchaser Information for Lease Assignments............... 65
    Section 7.15. Seller Updated Lease Information.......................... 66
    Section 7.16. Supply Agreement.......................................... 66
    Section 7.17. Franchise Agreement....................................... 67
    Section 7.18. Assigned Non-Transferred Leases........................... 68

                    ARTICLE VIII
            CONDITIONS TO THE OBLIGATIONS
     OF THE PURCHASER, THE SELLER AND THE PARENT

    Section 8.1.  Bankruptcy Court Approval................................. 70
    Section 8.2.  Injunctions............................................... 70
    Section 8.3.  Statutes.................................................. 70
    Section 8.4.  HSR Act................................................... 70
    Section 8.5.  Escrow Agreement.......................................... 70
    Section 8.6.  Airport Stores Agreement.................................. 71
    Section 8.7.  Closing Date.............................................. 71

                     ARTICLE IX
      CONDITIONS TO THE PURCHASER'S OBLIGATIONS

    Section 9.1.  Truth of Representations and Warranties................... 71
    Section 9.2.  Performance of Agreements................................. 72
    Section 9.3.  Transfer Documentation.................................... 72
    Section 9.4.  Governmental and Third-Party Approvals.................... 72
    Section 9.5.  Proceedings............................................... 73
    Section 9.6.  WH Smith Group plc Guarantee.............................. 73
    Section 9.7.  Update of Certain Information............................. 73

                      ARTICLE X
      CONDITIONS TO THE SELLER'S AND THE PARENT'S OBLIGATIONS

    Section 10.1.  Truth of Representations and Warranties.................. 74
    Section 10.2.  Performance of Agreements................................ 74
    Section 10.3.  Proceedings.............................................. 74
    Section 10.4.  Letter of Credit......................................... 75

                     ARTICLE XI
                     TAX MATTERS

    Section 11.1.  Tax Matters.............................................. 75
    Section 11.2.  Cooperation on Tax Matters............................... 77

                     ARTICLE XII
            EMPLOYEES AND EMPLOYEE PLANS

    Section 12.1.  Employees................................................ 79
    Section 12.2.  Transition Services...................................... 83

                    ARTICLE XIII
    SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

    Section 13.1.  Survival of Representations and Warranties............... 84
    Section 13.2.  Indemnification by the Seller and the Parent............. 84
    Section 13.3.  Indemnification by the Purchaser......................... 86
    Section 13.4.  Indemnification Procedure................................ 87

                     ARTICLE XIV
                EVENTS OF TERMINATION

    Section 14.1.  Events of Termination.................................... 92
    Section 14.2.  Effect of Termination.................................... 93

                     ARTICLE XV
                   NON-COMPETITION

    Section 15.1.  Seller and Parent Non-Competition........................ 94
    Section 15.2   Purchaser Non-Competition.................................95
    Section 15.3.  Breach................................................... 96
    Section 15.4.  Severability............................................. 96

                     ARTICLE XVI
                    MISCELLANEOUS

    Section 16.1.  Expenses................................................. 97
    Section 16.2.  Governing Law............................................ 97
    Section 16.3.  Captions................................................. 98
    Section 16.4.  Publicity................................................ 98
    Section 16.5.  Notices.................................................. 98
    Section 16.6.  Benefit and Assignment...................................100
    Section 16.7.  Counterparts.............................................101
    Section 16.8.  Entire Agreement.........................................101
    Section 16.9.  Amendments...............................................101
    Section 16.10. Severability.............................................101
    Section 16.11. Bulk Sales...............................................102
    Section 16.12. Projections..............................................102

EXHIBITS

2.1               Store Cash
2.2(j)            Excluded Assets
2.4(b)(1)         Operating Expense Apportionment Methodology
2.4(b)(2)         Form of Percentage Rents Schedule
2.6               Form of Interim Payment Amount Statement
2.7(a)            Form of Statement of Assets and Liabilities Transferred
2.7(c)            Form of Auditor's Report
2.10(b)           Liquidated Damages for Non-Transferred Leases
8.6               Airport Stores Term Sheet
9.6               Form of WH Smith Group plc Guarantee
10.4              Form of Letter of Credit


SELLER'S AND PARENT'S SCHEDULES

5.2               Authorization and Validity
5.3               Consents and Approvals
5.5(c)            Events Since the Balance Sheet Date
5.7(a)            Leases
5.7(b)            Lease Representations
5.8               Title and Properties
5.9               Intellectual Property
5.10              Litigation
5.11              Employee Compensation
5.12              Material Contracts
5.13              Liabilities
5.14              Insurance
5.16              Employee Benefit Plans
5.17(a)           Purchased Assets
5.17(b)           Scope of Purchased Assets
5.18              Books and Records
5.20              Environmental Matters
5.22              Interests in Suppliers
5.23(b)           Payment of Taxes
5.23(c)(i)        Other Tax Matters
5.23(c)(iii)      Non-Income Taxes
5.24              Seller's Efforts


PURCHASER'S SCHEDULES

6.2               Authorization and Validity
6.3               Consents and Approvals
6.4               Litigation